Exhibit 10.5.12
LEASE
MERRITT 7 VENTURE L.L.C., Landlord
AND
HARRIS INTERACTIVE, INC., Tenant
Date: March 27, 2001
Space: 10,711 gross leasable square feet
             Third Floor
Building 101
Merritt 7 Corporate Park
Norwalk, Connecticut 06851

TABLE OF CONTENTS

ARTICLE NO.	TITLE	PAGE NO.
1	Premises, Term, Purposes & Rent	1

2	Completion and Occupancy	3

3	Use of Premises	4

4	Appurtenances, Etc., Not to be Removed	5

5	Various Covenants	6

6	Changes or Alterations by Landlord	10

7	Damage by Fire, Etc.	11

8	Condemnation	13

9	Compliance with Laws	14

10	Accidents to Plumbing and Other Systems	16

11	Notices	17

12	Conditions of Limitation	17

13	Re-entry by Landlord	19

14	Damages	20

15	Waivers by Tenant	21

16	Waiver of Trial by Jury	22

17	Elevators, Cleaning, Heating, Air Conditioning, Services, Etc.	22

18	Lease Contains All Agreements — No Waivers	24

ARTICLE NO.	TITLE	PAGE NO.
19	Parties Bound	25

20	Curing Tenant’s Defaults — Additional Rent	26

21	Inability to Perform	27

22	Adjacent Excavation — Shoring	27

23	Article Headings	28

24	Electrical Energy	28

25	Assignment, Mortgaging, Subletting, Etc.	30

26	Additional Rent	33

27	Subordination	36

28	Miscellaneous	38

29	Layout and Finish	41

30	Parking	44

31	Broker	45

32	Holding Over	45

33	Severability	45

34	Governing Law	46

35	Quiet Enjoyment	46

36	Security Deposit	46

37	Tenant’s Option to Extend Term	47

ARTICLE NO.	TITLE	PAGE NO.
38	Right of First Offer	49
Exhibit A — Rental Plan
Exhibit B — Tenant’s Plans
Exhibit C — Cleaning Specifications
Exhibit D — Option Space(s) Plan
Rules and Regulations

     LEASE, dated March 27th, 2001, between MERRITT 7 VENTURE L.L.C., a Delaware limited liability company having a place of business at c/o Albert D. Phelps, Inc., 401 Merritt 7, Norwalk, Connecticut 06851 (hereinafter called “Landlord”), and HARRIS INTERACTIVE, INC., a corporation having a place of business at 101 Merritt 7, Norwalk, Connecticut 06851 (hereinafter called.“Tenant”).
WITNESSETH:
ARTICLE 1
Premises, Term, Purposes and Rent
     Section 1.01 . Landlord does hereby lease to Tenant, and Tenant does hereby hire from Landlord, subject to any ground leases and/or underlying leases and/or easements and/or mortgages as hereinafter provided, and upon and subject to the covenants, agreements, terms, provisions and conditions of this Lease, for the term hereinafter stated, certain premises consisting of 10,711 gross leasable square feet on the Third Floor in the building known as Building No. 1, 101 Merritt 7 Corporate Park, Norwalk, Connecticut 06851 (hereafter called the “Building”), substantially as shown hatched on the rental plan(s) annexed hereto as Exhibit “A.” Said leased premises, together with all fixtures, equipment, improvements, installations and appurtenances which at the commencement of, or during the term of this Lease, are thereto attached (except items not deemed to be included therein and removable by Tenant as provided in Article 4 of this Lease) are hereinafter called the “Premises.” The plot of land on which the Building is erected is hereinafter called the “Land.”
     Section 1.02. The term of this Lease shall commence on the date upon which Landlord’s Work at the Premises is deemed to have been substantially completed pursuant to Article 2 of this Lease or on such earlier date as either (a) Landlord’s Work has been substantially completed pursuant to Article 29 of this Lease (as evidenced by approval by local governmental authority of the issuance of a certificate of occupancy or its equivalent for the Premises), or (b) Tenant shall occupy the Premises or any part thereof with the consent of Landlord for the purpose of carrying on the normal functions of Tenant’s business (such date for the commencement of the term hereof being hereinafter called the “Term Commencement Date”), and shall end at midnight on that certain day (the “Expiration Date”) which is the date immediately preceding the seven (7) year anniversary of the Term Commencement Date, or shall end on such earlier date upon which this Lease is terminated pursuant to any of the conditions of limitation or other provisions of this Lease or pursuant to law. Landlord currently anticipates that Landlord’s Work shall be substantially completed by June 1, 2001, but the actual Term Commencement Date may differ. In the event Landlord’s Work is not substantially completed by June 1, 2001, Tenant shall have the ongoing right to continue to occupy space in the Merritt 7 Corporate Park currently occupied by it and shall begin paying rent for such alternate space at the Fixed Rent rate hereinafter set forth in Section 1.04(i). In addition to the Fixed Rent, Tenant shall pay Landlord operating expenses and electrical charges based on 10,711 s.f. at the same rates as set forth in this Lease. Once the Premises leased herein have been substantially completed, Tenant shall have an overlap period of three (3) days to relocate from its prior premises to the Premises described herein. Upon vacation and surrender of such prior premises as required by the terms of any prior lease with respect to same, such prior lease shall be null, void and of no further force and effect. Landlord shall give Tenant notice when Landlord’s Work at the Premises is substantially completed. Failure of Landlord to give such notice shall in no way be deemed a default or extend the Term Commencement Date. Landlord and Tenant each agree, at the request of the other, to confirm by letter agreement the actual Term Commencement Date and the date by which Tenant must give notice of its exercise of the option to renew as set forth in Section 37.01 herein.
     Section 1.03. The Premises shall be used for the following, but no other purpose, namely: general and executive office use and all related uses thereto. Tenant shall have the right to use all common areas and amenities appurtenant to the Premises.
     Section 1.04. The rent reserved under this Lease for the term hereof shall be and consist of the following fixed rent, (“Fixed Rent”) namely:
     (i) at the rate of $246,353.00 per annum (which is calculated at the annual rate of $23.00 per gross leasable square foot) for the first, second, third and fourth years of the term of this Lease;
     (ii) at the rate of $257,064.00 per annum (which is calculated at the annual rate of $24.00 per gross leasable square foot) for the fifth, sixth and seventh years of the term of this Lease;
payable without demand in equal monthly installments in advance on the first day of each and every calendar month during said term. In addition to the Fixed Rent, Tenant will be responsible for paying the cost of Tenant’s electric consumption as set forth in Article 24 hereof, plus the cost of operating expenses as set forth in Article 26 hereof and plus such additional rent and other charges as shall become due and payable hereunder, which additional rent and other charges shall be payable as hereinafter provided; all to be paid to Landlord at its office set forth in the first paragraph of this Lease, or such other place as Landlord may designate, in lawful money of the United States of America. If the Term Commencement Date is on other than the first day of a calendar month or if this Lease expires or terminates on other than the last day of a calendar month, the Fixed Rent and additional rent for any such partial month shall be appropriately pro-rated, based upon the number of calendar days in such partial month(s).
     Section 1 .05. Tenant does hereby covenant and agree promptly to pay the Fixed Rent, additional rent and other charges herein reserved as and when the same shall become due and payable, without demand therefor, and without any set-off or deduction whatsoever (unless otherwise provided herein), and to keep, observe and perform, and to permit no violation of, each and every of the covenants, agreements, terms, provisions and conditions herein contained on the part and on behalf of Tenant to be kept, observed and performed.
     Section 1.06. In determining the gross leasable area of the Premises or any portion thereof pursuant to any provision of this Lease, the gross leasable area of the Premises or such portion, as the case may be, shall be the gross leasable area thereof in square feet determined in accordance with the Standard Method of Floor Measurement for Office Buildings adopted by The Real Estate Board of New York, Inc., 1981 edition.
ARTICLE 2
Completion and Occupancy
     Section 2.01. Landlord shall cause to be performed and shall notify Tenant of the substantial completion of Landlord’s Work in accordance with Tenant’s Plans (annexed to this Lease as Exhibit B) and the Working Drawings and Specifications, as set forth under the terms of Article 29 hereof. Tenant shall be fully responsible financially and otherwise for all other interior finish work for which Landlord has not in this Lease specifically and expressly assumed responsibility to pay or perform. Landlord shall use its best efforts to periodically advise Tenant of the status of completion of Landlord’s Work so as to allow Tenant ample prior notice to coordinate its access.
     Section 2.02. Landlord shall not be subject to any liability for failure to give possession of the Premises to Tenant or to cause Landlord’s Work to be substantially completed on or by the specific date hereinbefore designated as the anticipated date for the commencement of the term. No part of the Premises shall be deemed unavailable for occupancy by Tenant by reason of non-completion of details of construction, decoration or mechanical adjustments which are minor in character and do not materially interfere with Tenant’s use of such part of the Premises. In the event there is a delay in the availability of the Premises for occupancy by Tenant due to (a) any act or omission of any nature by Tenant or by any of Tenant’s agents or employees which interferes with or delays the performance of Landlord’s Work or which is a breach of Tenant’s obligations under this Lease, or (b) any additional time for the completion of work designated as “Special Work” as provided in Article 29 hereof, Landlord’s Work shall be deemed to have been completed and the Premises shall be deemed to have been made available for Tenant’s occupancy on the date when Landlord’s Work would have been substantially completed but for any such act, omission, or default on the part of Tenant or any of its agents or employees, and Tenant shall be liable for the payment of one (1) day’s rent for each day of such delay.
     Section 2.03. Tenant, by entering into occupancy of any part of the Premises for the operation of its business, shall be conclusively deemed to have agreed that, up to the time of such occupancy Landlord had performed all of its obligations to complete Landlord’s Work with respect to such part of the Premises and that such part of the Premises, except for latent defects and the minor details of construction, decoration and mechanical adjustments hereinbefore referred to, was in satisfactory condition as of the date of such occupancy, unless within ten (10) days after such date Tenant shall give written notice to Landlord specifying the respects in which the same was not in such condition.
ARTICLE 3
Use of Premises
     Section 3.01. Tenant shall not use the Premises or any part thereof, or permit the Premises or any part thereof to be used, for any purpose other than the use hereinbefore specifically mentioned in Section 1.03. Those portions, if any, of the Premises which are identified as toilets and utility areas shall be used by Tenant only for the purposes for which they are designed.
     Section 3.02. Tenant shall not use or permit the use of the Premises or any part thereof in any way which would violate any of the covenants, agreements, terms, provisions and conditions of this Lease or for any unlawful purposes or in any unlawful manner and Tenant shall not suffer or permit the Premises or any part thereof to be used in any manner or anything to be done therein or anything to be brought into or kept therein which shall in any way impair or tend to impair the character, reputation or appearance of the Building as a high quality office building, impair or unreasonably interfere with or tend to impair or unreasonably interfere with any of the building services or the proper and economic heating, cleaning, air conditioning or other servicing of the Building or the Premises, or impair or unreasonably interfere with or tend to impair or unreasonably interfere with the use of any of the other areas of the Building by, or occasion discomfort, inconveniences or annoyances to, any of the other tenants or occupants of the Building. Tenant shall not install any electrical or other equipment of any kind which might cause any such impairment, interference, discomfort, inconvenience, or annoyance. Landlord acknowledges that standard, customary office equipment (including computers, copiers and the like) contemplated by Tenant in its use of the Premises in accordance with the uses set forth in Section 1.03 will not cause any such impairment, interference, discomfort, inconvenience or annoyance.
     Section 3.03. If any governmental license or permit (other than a certificate of occupancy for general and executive office use) shall be required for the proper and lawful conduct of Tenant’s business or other activity carried on in the Premises, then Tenant, at Tenant’s expense, shall duly procure and thereafter maintain such license or permit and submit the same to inspection by Landlord. Tenant, at Tenant’s expense, shall, at all times, comply with the requirements of each such license or permit, including, the certificate of occupancy, as it applies to Tenant’s use and occupancy of the Premises.

ARTICLE 4
Appurtenances, Etc., Not to be Removed
     Section 4.01. Except as otherwise expressly provided in this Lease (including the provisions of this Article 4), all fixtures, equipment, improvements, installations and appurtenances attached to, or built into, the Premises at the commencement of or during the term hereof (hereinafter severally, and collectively called, in this Section 4.01, “Appurtenances”), whether or not furnished or installed at the expense of Tenant or by Tenant, shall be and remain part of the Premises and be deemed the property of Landlord and shall not be removed by Tenant without Landlord’s prior written approval which shall not be unreasonably withheld. Notwithstanding the preceding sentence, any Appurtenances, as well as all articles of personal property, trade fixtures, furniture and movable business machinery, equipment and partitions owned by Tenant and furnished and installed in any part of the Premises (whether or not attached thereto or built therein) at the sole expense of Tenant (and with respect to which no credit or allowance shall have been granted to Tenant by Landlord and which were not furnished and installed in replacement of any items which Tenant would not be entitled to remove in accordance with this Article 4) (a) may be removed from the Building by Tenant at any time prior to the expiration of the term hereof, and (b) shall, if and to the extent requested by Landlord (at the time Landlord grants its consent to the placement of such Appurtenances if required), be removed from the Building by Tenant prior to such expiration or termination of the Lease (or with reasonable promptness thereafter). If Tenant fails to remove/repair any damage, the cost and expense of any such removal and the cost and expense of repairing any damage to the Premises or to the Building arising from removal shall be paid by Tenant within thirty (30) days of demand by Landlord. If any Appurtenances which as aforesaid may or are required to be removed from the Building by Tenant are not removed by Tenant from the Building within the time above specified therefor, then Landlord (in addition to all other rights and remedies to which Landlord may be entitled at any time) may at its election (after written notice to Tenant with a reasonable opportunity for Tenant to remove same) deem that the same has been abandoned by Tenant to Landlord, but no such election shall relieve Tenant of Tenant’s obligation to pay the expense of removing the same from the Building or the expense of repairing damage to the Premises or to the Building arising from such removal.
     Section 4.02. All the perimeter walls of the Premises, any balconies, terraces or roofs adjacent to the Premises, and any space in and/or adjacent to the Premises used for shafts, stairways, stacks, pipes, vertical conveyors, mail chutes, pneumatic tubes, conduits, ducts, electric or other utilities, rooms containing elevator or air conditioning machinery and equipment, sinks or other similar or dissimilar Building facilities, and the use thereof, as well as access thereto through the Premises for the purposes of such use and the operation, improvement, replacement, addition, repair, maintenance and/or decoration thereof, are (unless allowed for in writing herein) expressly reserved to Landlord. Landlord agrees to exercise such rights of use and access in or to the Premises upon prior notice to Tenant (except in case of emergency), and in a manner intended to minimize disruption to Tenant’s business.

     Section 4.03. Landlord shall, at its expense (subject to reimbursement pursuant to the provisions of Article 26 hereof) keep and maintain the Building, including the landscaping of the Land and its fixtures, appurtenances and facilities serving the Premises, exterior windows of the Building and common area facilities, including the parking areas of the Building, the roof of the Building and the structure of the Building, the plumbing, bathrooms, (excluding any specifically installed bathrooms for the private use of Tenant), HVAC, electrical and mechanical systems as well as common areas serving the Building in good condition and repair.
ARTICLE 5
Various Covenants
     Section 5.01. Tenant (and if applicable Landlord) covenants and agrees that Tenant (and if applicable Landlord) will:
     (a) Take good care of the Premises, and pay to Landlord the reasonable expense of making good any damage or breakage to the applicable part of the Premises that Tenant is obligated to repair pursuant to any of the provisions of this Lease, but did not, provided such damage or breakage was caused or done by or on behalf of Tenant, its agents, subtenants or employees, and not caused or done by Landlord, its agents or employees, and excluding reasonable wear and tear and damage or loss by fire or other casualty.
     (b) Faithfully observe and comply with the rules and regulations annexed hereto and such additional reasonable rules and regulations as Landlord hereafter at any time or from time to time may uniformly enact for all similarly situated tenants in the Building and as Tenant is notified of in writing, which rules and regulations, in the reasonable judgment of Landlord, shall be necessary or desirable for the reputation, safety, care or appearance of the Building, or the preservation of good order therein, or the operation or maintenance of the Building, or the equipment thereof, or the comfort of tenants or others in the Building; provided, however, (i) that in the case of any conflict between the provisions of this Lease and any such rule or regulation, the provisions of this Lease shall control, (ii) that while Landlord shall endeavor to apply the rules and regulations in a uniform and non-discriminatory manner towards similarly situated tenants, nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the rules and regulations or the terms, covenants or conditions in any other lease as against any other tenant, (iii) that Landlord shall not be liable to Tenant for violation of the same by any other tenant, its employees, agents, visitors, invitees, subtenants or licensees, and (iv) that no such future rules or regulations shall materially increase Tenant’s obligations or materially decrease Tenant’s rights under this Lease.
     (c) Permit Landlord and any mortgagee of the Building and/or the Land or of the interest of Landlord therein and any lessor under any ground or underlying lease, and their representatives, to enter the Premises at all reasonable hours (upon reasonable prior notice) for the purposes of inspection, or of making repairs, replacements or improvements in or to the Premises or the Building or equipment therein, or of complying with all laws, orders and requirements of governmental or other authority or of exercising any right reserved to Landlord by this Lease (including the right during the progress of any such repairs, replacements or improvements or while performing work and furnishing materials in connection with compliance with any such laws, orders or requirements, to keep and store within the Premises all necessary materials, tools and equipment) provided such shall be done in such a manner as to minimize any interruption to Tenant’s business.
     (d) Make no claim against Landlord or any lessor under any ground or underlying lease for any injury or damage to Tenant or to any other person or for any damage to, or loss (by theft or otherwise) of, or loss of use of, any property of Tenant or of any other person, irrespective of the cause of such injury, damage or loss, unless caused by the negligence of Landlord, its agents or employees, in the operation or maintenance of the Premises or the Building. No property other than such as might normally be brought upon or kept in the Premises as an incident to the reasonable use of the Premises for the purposes specified in this Lease shall be brought upon or kept in the Premises.
     (e) Except for minor cosmetic and decorating for which Landlord’s approval shall not be unreasonably withheld, make no alterations, improvements, installations, repairs, additions, or replacements (hereinafter collectively called “Tenant’s Changes”) in, to or about the Premises without Landlord’s prior written consent, and then only by contractors or mechanics reasonably approved by Landlord. Tenant’s Changes shall be done at Tenant’s sole expense and at such times and in such manner as Landlord may from time to time reasonably designate. Prior to the commencement of any Tenant’s Changes, Tenant shall submit to Landlord, for Landlord’s written approval, plans and specifications (to be prepared by and at the expense of Tenant) of such proposed Tenant’s Changes in detail reasonably satisfactory to Landlord. In no event shall any material or equipment be incorporated in or to the Premises in connection with any such Tenant’s Changes which is subject to any lien, security agreement, charge, mortgage or other encumbrances of any kind whatsoever or is subject to any conditional sale or other similar or dissimilar title retention agreement. Any mechanic’s lien filed against the Premises or the Building for work done for, or claimed to have been done for, or materials furnished to, or claimed to have been furnished to Tenant shall be discharged by Tenant within ten (10) days thereafter, at Tenant’s expense, by filing the bond required by law or otherwise. All Tenant’s Changes shall at all times comply with (1) laws, rules, orders and regulations of governmental authorities having jurisdiction thereof, (2) rules and regulations of Landlord, and (3) plans and specifications prepared by and at the expense of Tenant theretofore submitted to Landlord for Landlord’s prior written reasonable approval. No Tenant’s Changes shall be undertaken, started or begun by Tenant or by its agents, employees, contractors or anyone else acting for or on behalf of Tenant until Landlord has approved such plans and specifications, and no amendments or additions to such plans and specifications shall be made without the prior written reasonable consent of Landlord. Tenant agrees that it will not at any time prior to or during the term of this Lease, either directly or indirectly, use any contractors and/or labor and/or materials if the use of such contractors and/or labor and/or materials would or will create any unreasonable difficulty with other contractors and/or labor engaged by Tenant or Landlord or others in the construction, maintenance and/or operation of the Building or any part thereof.
     (f) Not violate, or permit the violation of, any condition imposed by the standard fire insurance policy issued for office buildings in the County of Fairfield and State of Connecticut, nor do anything or permit anything to be done, or keep anything or permit anything to be kept, in the Premises, which would increase the fire or other casualty insurance rate on the Building or the property therein, or which would result in insurance companies of good standing refusing to insure the Building or any such property in amounts and against risks as reasonably determined by Landlord. Landlord represents that Tenant’s permitted uses (as set forth in section 1.03) will not cause any increase in insurance rates on the Building.
     (g) Permit Landlord, at reasonable times, on reasonable prior notice, to show the Premises to any lessor under any ground or underlying lease, or any ground lessee or mortgagee, or any prospective purchaser, ground lessee, mortgagee, or assignee of any mortgage, of the Building and/or the Land or of Landlord’s interest therein, and their representatives, and during the period of twelve (12) months next preceding the date of expiration of the term hereof with respect to any part of the Premises similarly show any part of the Premises to any person contemplating the leasing of all or a portion of the same.
     (h) At the end of the term, quit and surrender to Landlord the Premises broom-clean and in good order and condition except for ordinary wear and tear and damage by fire and/or other casualty. Any personal property which shall remain in the Premises after the expiration or termination of the term of this Lease shall be deemed to have been abandoned, and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit; provided, however, that, notwithstanding the foregoing, Tenant will, upon request of Landlord made not later than thirty (30) days after the expiration or termination of the term hereof, promptly remove from the Building any such personal property at Tenant’s own cost and expense. If the last day of the term of this Lease falls on Sunday or a legal holiday, this Lease shall expire on the business day immediately preceding.
     (i) At any time and from time to time upon not less than five (5) days’ prior notice by Landlord to Tenant, execute, acknowledge and deliver to Landlord, or to anyone Landlord shall designate, a statement of Tenant (or if Tenant is a corporation, signed by an appropriate officer of Tenant on behalf of said corporation) in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), specifying the dates to which the Fixed Rent, additional rent and other charges have been paid in advance, if any, and stating whether or not to the best knowledge of the signer of such certificate Landlord is in default in performance of any provision of this Lease and if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement so delivered may be relied upon by any lessor under any ground or underlying lease, or any lessee or mortgagee, or any prospective purchaser, lessee, mortgagee, or assignee of any mortgage, of the Building and/or the Land or of Landlord’s interest therein.

     (j) (i) Indemnify, defend and save harmless, Landlord, Clarion Partners, Albert D. Phelps, Inc. and any mortgagee and any lessor under any ground or underlying lease, and their respective officers, directors, contractors, agents and employees, from and against any and all liability (statutory or otherwise), claims, suits, demands, damages, judgments, costs, interest and expenses (including, but not limited to, counsel fees and disbursements incurred in the defense of any action or proceeding), to which they may be subject or which they may suffer by reason of, or by reason of any claim for, any injury to, or death of, any person or persons or damage to property (including any loss of use thereof) or otherwise arising from or in connection with the use of or from any work, installation or thing whatsoever done (other than by Landlord or its contractors or the agents or employees of either) in the Premises or Building prior to, during, or subsequent to, the term of this Lease or arising from any condition of the Premises or Building due to or resulting from any default by Tenant in the performance of Tenant’s obligations under this Lease or from any act, omission or negligence of Tenant or any of Tenant’s officers, directors, agents, contractors, employees, subtenants, licensees or invitees.
           (ii) Indemnify, defend and save harmless, Tenant from and against any and all liability (statutory or otherwise), claims, suits, demands, damages, judgments, costs, interest and expenses (including, but not limited to, counsel fees and disbursements incurred in the defense of any action or proceeding), to which it may be subject or which it may suffer by reason of, or by reason of any claim for, any injury to, or death of, any person or persons or damage to property (including any loss of use thereof) or otherwise arising from or in connection with the use of or from any work, installation or thing whatsoever done (other than by Tenant or its contractors or the agents or employees of either) in the Premises or Building prior to, during, or subsequent to, the term of this Lease or arising from any condition of the Premises or Building due to or resulting from any default by Landlord in the performance of Landlord’s obligations under this Lease or from any act, omission or negligence of Landlord or any of Landlord’s officers, directors, agents, contractors, employees, subtenants, licensees or invitees.
     (k) Tenant at Tenant’s own cost and expense, shall maintain insurance:
     (i) protecting and indemnifying Landlord and Tenant against any and all claims for injury or damage to persons or property or for the loss of life or of property occurring upon, in or about the Premises, and the public portions of the Building used by Tenant, its employees, agents, contractors, customers, and invitees; and Tenant’s contractual obligation to indemnify Landlord as provided under the next preceding subparagraph hereof; such insurance shall be a combined single limit policy for bodily injury and property damage in an amount of not less than $5,000,000.00; and
     (ii) name Landlord, Clarion Partners and Albert D. Phelps, Inc. as additional insureds. Such policy shall be written on an “occurrence basis” including without limitation, blanket contractual liability coverage, broad form property damage, independent contractor’s coverage and personal injury coverage. Tenant shall also carry workers’ compensation and employer’s liability coverage; and

     (iii) “All Risk” property damage insurance covering Tenant’s inventory, personal property, business records, furniture, floor coverings, trade fixtures, and equipment and all work installed by Tenant for damage and loss caused by fire or other casualty or cause including, but not limited to, vandalism and malicious mischief, theft, explosion, business interruption and water damage of any type, including sprinkler leakage, bursting and stoppage of pipes. Tenant’s property damage insurance shall include full replacement cost coverage and the amount shall satisfy any coinsurance requirements under the applicable policy and the deductible shall not exceed $1,000.00.
     All such insurance shall be effected under valid and enforceable policies (which may cover the Premises and other locations); shall be issued by insurers of recognized responsibility acceptable to Landlord with a minimum Best’s rating of A-VI and shall contain a provision whereby the insurer agrees not to cancel the insurance without thirty (30) days’ prior written notice to Landlord.
     Landlord shall maintain 100% full replacement value casualty and extended coverage on the Building and public liability insurance in an amount not less than that required by Tenant in subsection (k)(i) above.
     On or before the Term Commencement Date, Tenant shall furnish Landlord with a certificate evidencing the aforesaid insurance coverages, and renewal certificates shall be furnished to Landlord at least thirty (30) days prior to the expiration date of each policy for which a certificate was theretofore furnished.
ARTICLE 6
Changes or Alterations by Landlord
     Section 6.01. Landlord reserves the right to make such changes, alterations, additions, improvements, repairs or replacements in or to the Building (including the Premises) and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, escalators, stairways and other parts thereof, and to erect, maintain and use pipes, ducts and conduits in and through the Premises, all as Landlord may deem necessary or desirable; provided, however, that there be no unreasonable obstruction of the means of access to the Premises or unreasonable interference with the use of the Premises and that Landlord shall use reasonable efforts to complete such changes, alterations, additions, improvements, repairs and/or replacements in an expeditious manner. Nothing contained in this Article 6 shall relieve Tenant of any duty, obligation or liability of Tenant with respect to making any repair, replacement or improvement or complying with any law, order or requirement of any governmental or other authority.
     Section 6.02. Landlord reserves the right to name the Building and to change the name or address of the Building at any time and from time to time. Neither this Lease nor any use by Tenant shall give Tenant any easement or other right in or to the use of any door or any passage or any concourse or any plaza connecting the Building with any other building or to any public convenience, and the use of such doors, passages, concourses, plazas and conveniences may without notice to Tenant be regulated or discontinued at any time by Landlord. If at any time any windows of the Premises are temporarily darkened or obstructed incident to or by reason of repairs, replacements, maintenance and/or cleaning in, on, to or about the Building or any part or parts thereof or are temporarily or permanently closed or rendered inoperable, then, except as otherwise specifically provided in this Lease, Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement of rent nor shall the same release Tenant from its obligation hereunder nor constitute an eviction.
     Section 6.03. There shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from the making by Landlord, Tenant or others of any changes, alterations, additions, improvements, repairs or replacements in or to any portion of the Building (or, as permitted by and consistent with the provisions of Section 6.01 above, to the Premises), or in or to fixtures, appurtenances or equipment therein, and no liability on the part of Landlord for failure of Landlord or others to make any changes, alterations, additions, improvements, repairs or replacements in or to any portion of the Building or the Premises, or in or to the fixtures, appurtenances or equipment therein. Notwithstanding the foregoing, Landlord shall use all reasonable efforts to minimize interference with Tenant’s use and occupancy of the Premises.
ARTICLE 7
Damage by Fire, Etc.
     Section 7.01. If any part of the Premises shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord and Landlord shall proceed with reasonable diligence, and in a manner consistent with the provisions of any underlying lease and any underlying mortgage, to repair such damage, and if any part of the Premises shall be rendered untenantable by reason of such damage such that Tenant in its reasonable judgment is unable to conduct its business from the remaining undamaged portion of the Premises then, provided Tenant actually ceases its business operations thereat as a result of such damage, the annual Fixed Rent and additional rent payable hereunder shall be abated to the extent that such Fixed Rent and additional rent relates to such part of the Premises for the period from the later of the date of such damage or the date of such cessation of Tenant’s business until the date when such damaged part of the Premises shall have been made tenantable or to such earlier date upon which the full term of this Lease with respect to such part of the Premises shall have expired or terminated. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof provided Landlord shall cause as little interference as reasonably possible. Tenant understands that Landlord will not carry insurance of any kind on Tenant’s Property, to wit, Tenant’s goods, furniture or furnishings or any fixtures, equipment, improvements, installations or appurtenances removable by Tenant as provided in this Lease, and that Landlord shall not be obligated to repair any damage thereto or replace the same.
     Section 7.02. If substantial alteration or reconstruction of the Premises or the Building shall, in the opinion of Landlord be required as a result of damage by fire or other casualty (whether or not the Premises shall have been damaged by such fire or other casualty), or if such substantial alteration or reconstruction is not feasible or possible, then this Lease and the term and estate hereby granted may be terminated by Landlord or Tenant by its giving to the other within one hundred eighty (180) days after the date of such damage written notice specifying a date, not less than thirty (30) days after the giving of such notice, for such termination. In the event of the giving of such notice of termination, this Lease and the term and estate hereby granted shall expire as of the date specified therefor in such notice with the same effect as if such date were the date hereinbefore specified for the expiration of the full term of this Lease, and the Fixed Rent and additional rent payable hereunder shall be apportioned as of such date of termination, subject to abatement, if any, as and to the extent provided in Section 7.01 hereof.
     Section 7.03. Each party agrees to endeavor to have included in each of its fire, casualty and other hazard insurance policies insuring the Building and Landlord’s property therein, in the case of Landlord, and insuring Tenant’s property in the Premises, in the case of Tenant, against loss, damage or destruction by fire or other casualty therein covered a waiver of the insurer’s right of subrogation against the other party, or if such waiver is unobtainable or unenforceable, (a) an express agreement that such policy shall not be invalidated if the insured waives, before the casualty, the right of recovery against any party responsible for a casualty covered by the policy or (b) any other form of permission for the release of the other party. If such waiver, agreement or permission shall not be, or shall cease to be, obtainable (i) without additional charge, or (ii) at all, the insured party shall so notify the other party promptly after learning thereof. In the first such case, if the other party shall so elect and shall pay the insurer’s additional charge therefor, such waiver, agreement or permission shall be included in the policy.
     Section 7.04. Each party hereby releases the other party with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damage or destruction with respect to its property occurring during the term of this Lease to the extent to which it is insured under a policy or policies containing a waiver of subrogation or permission to release liability, as provided in Section 7.03 hereof. If, notwithstanding the recovery of insurance proceeds by either party for such loss, damage or destruction of its property, the other party is liable to the first party with respect thereto or is obligated under this Lease to make replacement, repair or restoration or payment, then (provided the first party’s right of full recovery under its insurance policies is not thereby prejudiced or otherwise adversely affected) the amount of the net proceeds of the first party’s insurance against such loss, damage or destruction shall be offset against the second party’s liability to the first party therefor, or shall be made available to the second party to pay for replacement, repair or restoration, as the case may be. Nothing contained in this Section 7.04 shall relieve either party of any duty imposed elsewhere in this lease to repair, restore or rebuild or nullify any abatement of rent provided for elsewhere in this Lease.

     Section 7.05. This Lease shall be considered an express agreement governing any case of damage to or destruction of the Building or any part thereof by fire or other casualty and any statute providing for such a contingency in the absence of express agreement, and any other law of like import now or hereafter in force, shall have no application in such case.
ARTICLE 8
Condemnation
     Section 8.01. In the event that the whole of the Premises shall be lawfully condemned or taken in any manner for any public or quasi-public use, this Lease and the term and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title. In the event that only a part of the Premises shall be so condemned or taken, then, effective as of the date of vesting of title, the Fixed Rent and additional rent hereunder shall be abated in an amount thereof apportioned according to the area of the Premises so condemned or taken. In the event that only a part of the Building shall be so condemned or taken, then (a) Landlord (whether or not the Premises is affected) may, at Landlord’s option, terminate this Lease and the term and estate hereby granted as of the date of such vesting of title by notifying Tenant in writing of such termination within sixty (60) days following the date on which Landlord shall have received notice of vesting of title, or (b) if such condemnation or taking shall be of a substantial part of the Premises or of a substantial part of the means of access thereto, Tenant may, at Tenant’s option, by delivery of notice in writing to Landlord within sixty (60) days following the date on which Tenant shall have received notice of vesting of title, terminate this Lease and the term and estate hereby granted as of the date of vesting of title, or (c) if neither Landlord nor Tenant elects to terminate this Lease, as aforesaid, this Lease shall be and remain unaffected by such condemnation or taking except that the Fixed Rent and additional rent payable hereunder shall be abated to the extent, if any, hereinbefore provided in this Article 8. In the event that only a part of the Premises shall be so condemned or taken and this Lease and the term and estate hereby granted with respect to the remaining portion of the Premises are not terminated as hereinbefore provided, Landlord will, with reasonable diligence and at its expense, restore the remaining portion of the Premises as nearly as practicable to the same condition as it was in prior to such condemnation or taking.
     Section 8.02. In the event of the termination in any of the cases hereinbefore provided, this Lease and the term and estate hereby granted shall expire as of the date of such termination with the same effect as if that were the date hereinbefore set for the expiration of the full term of this Lease, and the Fixed Rent and all additional rent payable hereunder shall be apportioned as of such date.
     Section 8.03. In the event of any condemnation or taking hereinbefore mentioned of all or a part of the Building, Landlord shall be entitled to receive the entire award in the condemnation proceeding, including any award made for the value of the estate vested by this Lease in Tenant, and Tenant hereby expressly waives any and all right, title and interest of Tenant now or hereafter arising in and to any such award or any part thereof and assigns the same to Landlord, and Tenant shall be entitled to receive no part of such award and shall have no claim against Landlord on account thereof. Tenant shall have the right to seek a separate award for its trade fixtures and relocation expenses.
     Section 8.04. It is expressly understood and agreed that the provisions of this Article 8 (other than the abatement provisions) shall not be applicable to any condemnation or taking for governmental occupancy for a limited period.
ARTICLE 9
Compliance with Laws
     Section 9.01. Tenant, at Tenant’s expense, shall comply with all laws and ordinances, and all rules, orders and regulations of all governmental authorities and of all insurance bodies, at any time duly issued or in force, applicable to the Premises or any part thereof or to Tenant’s use thereof, except that Tenant shall not hereby be under any obligation to comply with any law, ordinance, rule, order or regulation requiring any structural alteration of or in connection with the Premises, unless such alteration is required by reason of a condition which has been created by, or at the instance of, Tenant, or is attributable to the use or manner of use to which Tenant puts the Premises, or is required by reason of a breach of any of Tenant’s covenants and agreements hereunder. Where any structural alteration of or in connection with the Premises is required by any such law, ordinance, rule, order or regulation, and, pursuant to an express exception hereinabove contained, Tenant is not under any obligation to make such alteration, then Landlord shall make such alteration and pay the cost thereof reasonably promptly and with minimal interference with Tenant’s use of the Premises.
     Section 9.02. (a) If Tenant becomes aware of any inquiry, investigation or administrative, judicial or other proceeding regarding Hazardous Substances or the violation of any Environmental Laws with respect to the Building and Land, Tenant shall, within five days after first learning of same, give Landlord written notice of the same, and provide all available information regarding each inquiry, investigation or proceeding.
     (b) Tenant shall not cause or permit, as the result of any intentional or unintentional act or omission on the part of Tenant, its agents, employees, contractors, licensees, invitees, subtenants or other occupants of the Premises to store, use, possess, dispose or release or threaten to release Hazardous Substances in, on or from any portion of the Building or the Land except small quantities of customary office products which may be stored, used, possessed and disposed of in compliance with all Environmental Laws.
     (c) Tenant shall not cause or permit, as the result of any intentional or unintentional act or omission on the part of Tenant, its agents, employees, contractors, licensees, invitees, subtenants or other occupants of the Premises, any violation of any Environmental Law.
     (d) Tenant shall indemnify, defend and hold harmless Landlord, Clarion Partners, any property manager(s) engaged by Landlord, their successors and assigns, each of their affiliates, parents and subsidiaries, and all partners, trustees, shareholders, agents, directors, officers and employees of any of the foregoing from and against any and all claims, demands, penalties, fines, liabilities, settlements, suits, damages, losses, injuries, costs and expenses of whatever kind or nature, known or unknown, contingent or otherwise, including, without limitation, attorneys’ and consultants’ fees and disbursements and investigation and laboratory fees arising out of, and in any way related to: (i) the storage, use, possession, presence, disposal, release, or threat of release of any Hazardous Substance as a result of any act or omission of Tenant, its agents, employees, contractors, licensees, invitees, subtenants or other occupants of the Premises, in, on, from or affecting the Building or the Land; (ii) any personal injury (including, without limitation, wrongful death) or property damage (real or personal) arising out of or related to any such Hazardous Substance; (iii) any lawsuit brought or threatened, settlement reached or government order relating to such Hazardous Substance; and/or any intentional or unintentional act or omission on the part of Tenant, its agents, employees, contractors, licensees, invitees, subtenants or other occupants of the Premises which violate any Environmental Law.
     (e) “Hazardous Substances” shall mean to include but not be limited to: “solid wastes,” “hazardous wastes,” “hazardous materials,” “hazardous substances,” “petroleum products,” “toxic substances,” “toxic pollutants,” “pollutants,” “contaminants,” “solid wastes,” or “regulated substances” as defined in the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act of 1980, the Clean Water Act, the Clean Air Act, the Safe Drinking Water Act, the Occupational Safety and Health Act, the Compensation and Liability Act, the Hazardous Material Transportation Act, the Federal Water Pollution Control Act, the Superfund Amendments and Reauthorization Act of 1986, the Toxic Substances Control Act, the Oil Pollution Act of 1990, any laws relating to underground storage tanks, and any newly promulgated or similar or successor federal law, state law or local statutes and ordinances, rules, regulations and policies promulgated thereunder, as any of such federal, state and local statutes, ordinances, rules, regulations and policies may be amended, modified or supplemented from time to time (collectively, “Environmental Laws”). Hazardous Substance shall also be deemed to include petroleum and petroleum products, radioactive materials, polychlorinated biphenyls and polychlorinated biphenyl-containing equipment and asbestos. Environmental Laws also includes all regulations, orders, plans, decrees, judgments, injunctions, notices and demand letters issued, entered, promulgated and approved by any court, agency, bureau or other governmental body or authority with relevant jurisdiction.
     (f) The covenants and indemnity in this Article shall survive the expiration or earlier termination of this Lease.
     (g) Landlord represents and certifies to Tenant that, to the best of Landlord’s knowledge and belief, the Premises and all common areas of the Building are on the date of this Lease in substantial compliance with the requirements of all federal, state and local laws, and any regulations promulgated thereunder, including any laws relating to the environmental condition of the Building or the health and safety of individuals using the Building. Landlord agrees to indemnify, defend and hold Tenant harmless from any costs, claims, damages or expenses of any kind arising from any failure of the Premises or any common area of the Building to comply with any such law or regulation, except to the extent such failure is the result of Tenant’s operations at the Premises.
     Section 9.03. Tenant shall, at Tenant’s sole cost and expense, comply with any and all requirements of any statute, rule, ordinance, order, regulation or notice of any Governmental Authority relating to the recycling of waste generated by tenants of the Building (collectively, the “Recycling Laws”), including without limitation, Connecticut Public Act 87-544 and the regulations promulgated pursuant thereto. Without limiting the generality of the foregoing, Tenant shall, at Tenant’s sole cost and expense, separate all solid waste in accordance with, and otherwise comply with, the requirements of such Recycling Laws and any recycling plan in effect from time to time in the Building and, in the event Landlord is required to separate any solid waste generated by Tenant or Landlord otherwise incurs any costs or expenses in connection with the recycling of Tenant’s solid waste, such cost or expense shall be in each instance collectible as additional rent on the first day of the month following the date of payment by Landlord.
ARTICLE 10
Accidents to Plumbing and Other Systems
     Section 10.01. Tenant shall give to Landlord prompt written notice of any damage to, or defective condition in, any part or appurtenance of the Building’s plumbing, electrical, heating, air conditioning or other systems serving, located in, or passing through, the Premises. Any such damage or defective condition shall be remedied by Landlord with reasonable diligence, but if such damage or defective condition was caused by, or resulted from, the negligence of or misuse by Tenant or its employees, agents, licensees or invitees, the cost of the remedy thereof shall be paid by Tenant unless otherwise covered by insurance. Tenant shall not be entitled to claim any damages arising from any such damage or defective condition unless the same shall have been caused by the negligence of Landlord in the operation or maintenance of the Premises or Building and the same shall not have been remedied by Landlord with reasonable diligence after written notice thereof from Tenant to Landlord; nor shall Tenant be entitled to claim any eviction by reason of any such damage or defective condition unless the same shall have rendered the Premises untenantable and the Premises shall not have been made tenantable by Landlord within a reasonable time after written notice thereof from Tenant to Landlord, If the Premises are untenantable for a period of five (5) consecutive business days, Fixed Rent shall abate until such condition is cured.

ARTICLE 11
Notices
     Section 11.01. Any notice, consent, approval, request, bill, demand or statement hereunder by either party to the other party shall be in writing and shall be effective upon receipt or refusal of receipt and shall be deemed to have been duly given if (i) delivered personally to such other party; (ii) sent by registered or certified mail; or (iii) sent by registered overnight courier, in any case addressed to such other party, which address for Landlord shall be 401 Merritt 7, P. O. Box 5101, Norwalk, CT 06856 (Attention: John P. Crosby) and for the Tenant shall be the Premises (or Tenant’s address as hereinbefore set forth if mailed prior to Tenant’s occupancy of the Premises), or if the address of such other party for notices shall have been duly changed as hereinafter provided, if delivered or mailed, as aforesaid, to such other party at such changed address. Either party may at any time change the address for such notices, consents, approvals, requests, bills, demands or statements by delivering or mailing, as aforesaid, to the other party a notice stating the change and setting forth the changed address. If the term Tenant as used in this Lease refers to more than one person, any notice, consent, approval, request, bill, demand or statement given as aforesaid to any one of such persons shall be deemed to have been duly given to Tenant.
ARTICLE 12
Conditions of Limitation
     Section 12.01. This Lease and the term and estate hereby granted are subject to the limitation that:
     (a) in case Tenant shall make an assignment of substantially all of its property for the benefit of creditors or shall file a petition in bankruptcy or insolvency, or an involuntary petition under any bankruptcy or insolvency law shall be filed against Tenant, and such assignment or petition is not dismissed or withdrawn within sixty (60) days after the filing thereof,
     (b) in case of the reorganization of Tenant, whether pursuant to the Federal Bankruptcy Code or any similar federal or state proceeding, unless such reorganization is withdrawn or dismissed within sixty (60) days after its filing,
     (c) in case a permanent receiver, trustee or liquidator shall be appointed for Tenant or of or for substantially all of the property of Tenant, and such receiver, trustee or liquidator shall not have been discharged and such appointment withdrawn within sixty (60) days from the date of appointment,
     (d) in case Tenant shall (and such default shall continue for 5 days after Landlord shall have given to Tenant a written notice specifying such default) (i) fail to pay in full any monthly installment of any Fixed Rent payable hereunder by its respective due date, and such installment of Fixed Rent shall remain partially or fully unpaid for a period of ten (10) days after the date upon which such payment of Fixed Rent became due, or (ii) fail to pay in full any payment of any additional rent or any other charge (other than Fixed Rent) payable hereunder by Tenant to Landlord by the date upon such respective payment of additional rent or other charge (other than Fixed Rent) payable hereunder became due,
     (e) in case Tenant shall default in the due keeping, observing or performance of any covenant, agreement, term, provision or condition of either Section 1.03 or Article 3 hereof on the part of Tenant to be kept, observed or performed and if such default shall continue and shall not be remedied by Tenant within ten (10) days after Landlord shall have given to Tenant a written notice specifying the same,
     (f) in case Tenant shall default in the due keeping, observing or performance of any covenant, agreement, term, provision or condition of this Lease on the part of Tenant to be kept, observed or performed (other than a default of the character referred to in clauses (d) or (e) of this Section 12.01), and if such default shall continue and shall not be remedied by Tenant within fifteen (15) days after Landlord shall have given to Tenant a written notice specifying the same, or, in the case of such a default which for causes beyond Tenant’s control cannot with due diligence be cured within said period of fifteen (15) days, if Tenant (i) shall not, promptly upon the giving of such notice, advise Landlord in writing of Tenant’s intention to take all steps necessary to remedy such default with due diligence, (ii) shall not duly institute and thereafter diligently prosecute to completion all steps necessary to remedy the same, or (iii) shall not remedy the same within reasonable time after the date of the giving of said notice by Landlord, or
     (g) in case any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted or the unexpired balance of the term hereof would, by operation of law or otherwise, devolve upon or pass to any firm, association, corporation, person, or entity other than Tenant except as expressly permitted under Article 25 hereof, or whenever, while rent remains unpaid or is in arrears, Tenant shall desert or abandon the Premises or the same shall become vacant (whether the keys be surrendered or not), or
     (h) in case any other lease held by Tenant from Landlord shall expire and terminate (whether or not the term thereof shall then have commenced) as a result of the default of Tenant thereunder or of the occurrence of any event as therein provided (other than by expiration of the full term thereof or pursuant to a cancellation or termination option therein contained),
Then in any of said cases Landlord may at its option:
give to Tenant a notice of intention to end the term of this Lease at the expiration of three (3) days from the date of the giving of such notice, and, in the event such notice is given, this Lease and the term and estate hereby granted (whether or not the term shall theretofore have commenced) shall expire and terminate upon the expiration or said three (3) days with the same effect as if that day were the date hereinbefore set for the expiration of the full term of this Lease,
or
re-enter the Premises without terminating this Lease;
but Tenant shall be or remain liable for damages as provided in this Lease or pursuant to law. If the term Tenant, as used in the Lease, refers to more than one person, then, as used in clauses (a), (b) and (c) of this Section 12.01, said term shall be deemed to include all of such persons or any one them; if any of the obligations of Tenant under this Lease is guaranteed, the term “Tenant” as used in said clauses shall be deemed to include also the guarantor or, if there be more than one guarantor, all or any one of them; and, if this Lease shall have been assigned, the term “Tenant,” as used in said clauses, shall be deemed to include the assignee and the assignor or either of them under any such assignment unless Landlord shall, in connection with such assignment, release the assignor from any further liability under this Lease, in which event the term “Tenant” as used in said clauses, shall not include the assignor so released.
ARTICLE 13
Re-entry by Landlord
     Section 13.01. If Tenant shall default in the payment of any Fixed Rent or additional rent or any other charge payable hereunder by Tenant to Landlord on any date upon which the same becomes due, and if such default shall continue for ten (10) days after Landlord shall have given to Tenant a written notice specifying such default, or if this Lease shall terminate as in Article 12 hereof provided, Landlord or Landlord’s agents and servants may immediately or at any time thereafter re-enter into or upon the Premises, or any part thereof, in the name of the whole, either by summary dispossess proceedings or by any suitable action or proceeding at law, or by force or otherwise, without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any persons therefrom, to the end that Landlord may have, hold and enjoy the Premises again as and of its first estate and interest therein. The words “re-enter,” ‘“re-entry” and “re-entering” as used in this Lease are not restricted to their technical legal meanings.
     Section 13.02. In the event of any termination of this Lease under the provisions of Article 12 hereof or in the event that Landlord shall re-enter the Premises under the provisions of Article 12 or this Article 13 or in the event of the termination of this Lease (or of re-entry without termination) by or under any summary dispossess or other proceeding or action or other measure undertaken by Landlord for the enforcement of its aforesaid right of re-entry or any provision of law (any such termination of this Lease, or re-entry without termination, being hereinafter called a “Default Termination” or “Default Re-Entry,” as the case may be), Tenant shall thereupon pay to Landlord the Fixed Rent, additional rent and any other charge payable hereunder by Tenant to

Landlord up to the time of such Default Termination or Default Re-Entry, or of such recovery of possession of the Premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 14 hereof or pursuant to law. Also, in the event of a Default Termination or Default Re-Entry Landlord shall be entitled to retain all moneys, if any paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such monies shall be credited by Landlord against any Fixed Rent, additional rent or any other charge due from Tenant at the time of such Default Termination or Default Re-Entry or, at Landlord’s option, against any damages payable by Tenant under Article 14 hereof or pursuant to law.
     Section 13.03. In the event of a breach or threatened breach on the part of Tenant with respect to any of the covenants, agreements, terms, provisions or conditions on the part of or on behalf of Tenant to be kept, observed or performed, Landlord shall also have the right to seek an injunction. The specified remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may lawfully be entitled at any time, and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not herein provided for.
ARTICLE 14
Damages
     Section 14.01. In the event of a Default Termination or Default Re-Entry of this Lease, Tenant will pay to Landlord as damages, at the election of Landlord, either:
     (a) a sum at the time of such Default Termination or Default Re-Entry equal to the amount, if any, by which (1) the aggregate of the Fixed Rent and the additional rent under Article 26 hereof or any other Article of this Lease, if any, which would have been payable hereunder by Tenant for the period commencing with the day following the date of such Default Termination or Default Re-Entry and ending with the date hereinbefore set for the expiration of the full term hereby granted, exceeds (2) the aggregate fair market rental value (including both Fixed Rent and any additional rent) of the Premises for the same period, or
     (b) sums equal to the aggregate of the Fixed Rent and the additional rent under Article 26 hereof or under any other Article of this Lease, if any, which would have been payable by Tenant had this Lease not terminated by such Default Termination or Default Re-Entry payable upon the due dates therefor specified herein following such Default Termination or Default Re-Entry and until the date hereinbefore set for the expiration of the full term hereby granted; provided, however, that if Landlord shall relet all or any part of the Premises for all or any part of said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the reasonable expenses incurred or paid by Landlord in terminating this Lease and of re-entering the Premises and of securing possession thereof, as well as the reasonable expenses of reletting, including altering and preparing the Premises for new tenants with a Building Standard Installation, brokers’ commissions and all other reasonable expenses properly chargeable against the Premises and the rental therefrom in connection with such reletting, it being understood that any such reletting may be for a period equal to or shorter or longer than said period; provided, further, that (i) in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, (ii) in no event shall Tenant be entitled, in any suit for the collection of damages pursuant to this clause (b), to a credit in respect of any net rents from a reletting except to the extent that such net rents are actually received by Landlord prior to the commencement of such suit, and (iii) if the Premises or any part thereof should be relet in combination with other space, then appropriate apportionment on a square foot gross leasable area basis shall be made of the rent received from such reletting and of the expenses of reletting. For the purposes of clause (a) of this Section 14.01, the amount of additional rent which would have been payable by Tenant under Article 26 hereof, for each calendar year in which and after such Default Termination or Default Re-Entry occurs, shall be deemed to be an amount equal to the amount of such additional rent payable by Tenant for the calendar year immediately preceding the year in which such Default Termination or Default Re-Entry occurs. Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired but for such Default Termination or Default Re-Entry.
     Section 14.02. Nothing herein contained shall be construed as limiting or precluding the recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant.
     Section 14.03. In the event Landlord defaults under the terms of this Lease, Tenant may seek recovery against Landlord of any reasonable sums or damages to which Tenant may be lawfully entitled by reason of any default hereunder on the part of Landlord.
ARTICLE 15
Waivers by Tenant
     Section 15.01. Tenant, for Tenant, and on behalf of any and all firms, corporations, associations, persons or entities claiming through or under Tenant, including creditors of all kinds, does hereby waive and surrender all right and privilege which they or any of them might have under or by reason of any present or future law to redeem the Premises or to have a continuance of this Lease for the full term hereby demised after Tenant is dispossessed or ejected therefrom by process of law or under the term of this Lease or after the expiration or termination of this Lease as herein provided or pursuant to law. Tenant also waives the provisions of any law relating to notice and/or delay in levy of execution in case of an eviction or dispossess, and of any other law of like import now or hereafter in effect. If Landlord commences any summary proceeding, Tenant agrees that

Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding, with the sole exception of compulsory counterclaims.
ARTICLE 16
Waiver of Trial by Jury
     Section 16.01. It is mutually agreed by and between Landlord and Tenant that, except in the case of any action, proceeding or counterclaim brought by either of the parties against the other for personal injury or property damage, the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties here to against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, and any emergency statutory or any other statutory remedy.
ARTICLE 17
Elevators, Cleaning, Heating, Air Conditioning, Services, Etc.
     Section 17.01. Landlord will provide elevator facilities during Business Hours and have one passenger elevator subject to call during the other hours. Reasonable quantities of heat, for the reasonably customary warming of the Premises and the public portions of the Building, will be supplied by Landlord during Business Hours in the cold season. “Business Hours,” as used in this Lease, means the generally customary daytime business hours of Tenant (but not before 8:00 A.M. or after 8:00 P.M, of days other than Saturdays, Sundays and holidays, and not before 9:00 A.M. or after 1:00 P.M. on Saturdays). While Landlord will clean the Premises in accordance with Exhibit C, Landlord will not clean those portions of the Premises which are used for storage or shipping room or similar purposes or for the operation of mainframe computer, mainframe data processing or similar equipment, nor shall Landlord clean or put away any of Tenant’s dishes, glasses, trays, silverware or similar items, or any fixtures, equipment, cooking or serving materials or items of personalty located in the kitchenette or in any other areas used for preparation, dispensing or consumption of food or beverage, all of which items of property and facilities Tenant shall cause to be kept clean at Tenant’s own expense. Landlord’s costs for standard cleaning of the Premises (i.e., cleaning in accordance with Exhibit C) shall be billed as part of the operating expense as provided in Article 26 hereof, (except, however, Tenant’s pro rata share of Landlord’s costs for standard cleaning of the Premises shall be computed based upon a fraction; the numerator being the square footage of the Premises leased to Tenant, the denominator being the total square footage of all tenants’ premises in Building actually occupied and cleaned) and Landlord’s costs for additional or supplemental cleaning shall be billed directly.
     Section 17.02. Landlord shall, through the air conditioning system, furnish 10, and distribute in the Premises, reasonable air conditioning throughout the year during Business Hours when it may be required for the comfortable occupancy of the Premises by Tenant. Tenant agrees to lower and close the blinds when necessary because of the sun’s position whenever said air conditioning system is in operation, and Tenant agrees at all times to cooperate fully with Landlord and to abide by all the reasonable regulations and reasonable requirements which Landlord may prescribe for the proper functioning and protection of said air conditioning system. In addition to any and all other rights and remedies which Landlord may invoke for any violation by Tenant of this Article 17 to the extent Tenant’s conduct is causing or will cause damage to the air conditioning/HVAC system of the Building, Landlord, after notice to Tenant and a reasonable opportunity for Tenant to cure such default, may discontinue the furnishing of such air conditioning service without any diminution or abatement of rent or other compensation to Tenant whatsoever. Landlord shall at all reasonable times, upon notice (except in cases of emergency) have free and unrestricted access to any and all air conditioning facilities in the Premises. Landlord shall not be required to furnish, and Tenant shall not be entitled to receive, any after Business Hours air conditioning during any period wherein Tenant shall be in default in the payment of the Fixed Rent, additional rent or Landlord’s charges for such after Business Hours air conditioning.
     Section 17.03. Landlord will, when and to the extent reasonably requested by Tenant, furnish additional elevator, air conditioning, heating and/or cleaning services upon such reasonable terms and conditions as shall be determined by Landlord; and Tenant shall pay to Landlord a reasonable charge for such additional services. Landlord represents that the current charges of said services are $l00.00/hour and that in the event mat more than one tenant in the Building requests such services, then Landlord shall reasonably allocate the costs amongst all tenants requesting same. Without limiting me generality of the next succeeding sentence, Tenant shall pay to Landlord a reasonable charge for (a) any special or additional cleaning of the Building or any part thereof required because of the negligent or wrongful acts or misconduct of Tenant or its agents or employees, (b) any cleaning done at the request of Tenant with respect to Tenant’s mainframe computer or mainframe data processing or similar equipment or with respect to items, facilities and/or personal property which may be used for the preparation, dispensing or consumption of food or beverages or with respect to areas used for storage or shipping room or similar purposes or for the operation of mainframe computer, mainframe data processing or similar equipment, and (c) removal of any of Tenant’s refuse and rubbish from the Building, except refuse and rubbish arising from ordinary cleaning by Landlord as specified in Exhibit C attached hereto. Tenant shall pay to Landlord an amount equal to any increase in the cost to Landlord for cleaning the Premises if such increase shall be due to (i) the use of the Premises by Tenant during hours other than Business Hours or (ii) the installation in the Premises, at the request of or by Tenant, of any materials or finish other than those which are of the standard adopted by Landlord for the Building. Landlord shall have no obligation to provide the Premises with mechanical ventilation except during Business Hours, provided, however, that Landlord will supply mechanical ventilation for the Premises at other times on the same terms and conditions as specifically set forth above for additional air conditioning and heating at the specific written request and additional cost of Tenant.
     Section 17.04. At any time or times all or any of the elevators in the Building may, at the option of Landlord, be manual and/or automatic elevators, and Landlord shall be under no obligation to furnish an elevator operator for any automatic elevator. If Landlord shall at any time or times furnish any elevator operator for any automatic elevator, Landlord may discontinue furnishing such elevator operator without any diminution, reduction or abatement of rent.
     Section 17.05. Landlord reserves the right, without liability to Tenant and without constituting any claim of constructive eviction, to stop or interrupt any heating, elevator, escalator, lighting, ventilating, air conditioning, gas, steam, power, electricity, water, cleaning or other service and to stop or interrupt the use of any Building facilities at such times as may be necessary and for as long as may reasonably be required by reason of accidents, strikes, or the making of repairs, alterations or improvements, or inability to secure a proper supply of fuel, gas, steam, water, electricity, labor or supplies, or by reason of any other similar or dissimilar cause beyond the reasonable control of Landlord. No such stoppage or interruption shall entitle Tenant to any diminution or abatement of rent or other compensation nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of any such stoppage or interruption; Tenant hereby expressly waives any and all claim for damages it may have against Landlord on account of such stoppage of interruption. After five (5) consecutive business days of such utility interruption, Fixed Rent and additional rent will abate until such service is reinstated.
ARTICLE 18
Lease Contains All Agreements - No Waivers
     Section 18.01. This Lease contains all of the covenants, agreements, terms, provisions and conditions relating to the leasing of the Premises hereunder, and Landlord has not made and is not making, and Tenant in executing and delivering this Lease is not relying upon, any warranties, representations, promises or statements, except to the extent that the same may expressly be set forth in this Lease.
     Section 18.02. The failure of Landlord to insist in any instance upon the strict performance of any provision of this Lease or to exercise any election herein contained shall not be construed as a waiver or relinquishment for the future of such provision or election, but the same shall continue and remain in full force and effect. No waiver or modification by Landlord of any provision of this Lease or other right or benefit shall be deemed to have been made unless expressed in writing and signed by Landlord. No surrender of the Premises or of any part thereof or of any remainder of the term of this Lease shall be valid unless accepted by Landlord in writing. Any breach by Tenant of any provision of this Lease shall not be deemed 10 be waived by (a) the receipt and retention by Landlord of Fixed Rent or additional rent from anyone other than Tenant or (b) the acceptance of such other person as a tenant or (c) a release of Tenant from the further performance by Tenant of the provisions of this Lease or (d) the receipt and retention by Landlord of Fixed Rent or additional rent without knowledge of the breach of any provision of this Lease. No payment by Tenant or receipt or retention by Landlord of a lesser amount than any Fixed Rent or additional rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as such rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy in this Lease provided. No executory agreement hereafter made between Landlord and Tenant shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this Lease, in whole or in part, unless such executory agreement is in writing, refers expressly to this Lease and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge or termination or effectuation of the abandonment is sought.
     Section 18.03. Tenant agrees that its sole remedies in cases where Landlord’s reasonableness in exercising its judgment or withholding its consent or approval is applicable pursuant to a specific provision of this Lease, or any rider or separate agreement relating to this Lease, if any, shall be those in the nature of an injunction, declaratory judgment, or specific performance, the rights to money damages or other remedies being hereby specifically waived.
ARTICLE 19
Farcies Bound
     Section 19.01. The covenants, agreements, terms, provisions, and conditions of this Lease shall bind and benefit the respective successors, assigns and legal representatives of the parties hereto with the same effect as if mentioned in each instance where a party hereto is named or referred to, except that no violation of the provisions of Article 25 hereof shall operate to vest any rights in any successor, assignee or legal representative of Tenant and that the provisions of this Article 19 shall not be construed as modifying the conditions of limitation contained in Article 12 hereof. It is understood and agreed, however, that the covenants and obligations on the part of Landlord under this Lease shall not be binding upon Landlord herein named with respect to any period subsequent to the transfer of its interest in the Building, that in the event of such a transfer said covenants and obligations shall thereafter be binding upon each Transferee of such interest of Landlord herein named, but only with respect to the period ending with a subsequent transfer of such interest, and that a lease of the entire interest shall be deemed a transfer within the meaning of this Article 19.
     If Landlord or any successors) in interest or assignees) shall be an individual, joint venture, corporation, tenancy in common, firm or partnership, general or limited, or a trust, it is specifically understood and agreed that there shall be no personal liability on such individual or the members of the joint venture, tenancy in common, firm, partnership, or the trustee(s) under such trust or the beneficiaries thereunder, or upon such joint venture, corporation, tenancy in common, firm, partnership, or trust in respect to any of the covenants, agreements, terms, provisions, and conditions of this Lease. In the event of a breach or default by Landlord of any of its obligations under this Lease, Tenant shall look solely to the equity of the Landlord in the Premises or leasehold estate for the satisfaction of Tenant’s remedies. It is expressly understood and agreed that Landlord’s liability under the covenants, agreements, terms, provisions, conditions, warranties, and obligations of the Lease shall in no event exceed the loss of its equity interest in the Land and Building. If, however, Tenant is prevented from recovering in full any judgment taken against Landlord by virtue of the foregoing provisions, Tenant shall be entitled to offset such unrecovered judgment against payments of rent thereafter becoming due.
ARTICLE 20
Curing Tenant’s Defaults — Additional Rent
     Section 20.01. If Tenant shall default in the keeping, observance or performance of any provision or obligation of this Lease, Landlord, without thereby waiving such default may perform the same for the account and at the expense of Tenant, without notice in a case of emergency and in any other case if such default continues after any applicable cure period from the date of the giving by Landlord to Tenant of written notice of intention so to do. Bills for any reasonable expense incurred by Landlord in connection with any such performance by Landlord for the account of Tenant, and bills for all reasonable costs, expenses and disbursements of every kind and nature whatsoever, including but not limited to, reasonable counsel fees, involved in collecting or endeavoring to collect the Fixed Rent or additional rent or other charge or any part thereof or enforcing or endeavoring to enforce any rights against Tenant, under or in connection with this Lease, or pursuant to law, including (without being limited to) any such reasonable cost, expense and disbursement involved in instituting and prosecuting any action or proceeding (including any summary dispossess proceeding), as well as bills for any property, material, labor or services provided, furnished or rendered, or caused to be provided, furnished or rendered, by Landlord to Tenant including (without being limited to) electric lamps and other equipment, construction work done for the account of Tenant (other than for Landlord’s Work in connection with the initial fitting up of the Premises for Tenant’s occupancy), water cooler, towel and other additional or supplemental services, as well as for any charges for any additional elevator, heating, air conditioning or cleaning services incurred under Article 17 hereof and any charges for other similar or dissimilar services incurred under this Lease, may be sent by Landlord to Tenant monthly, or immediately, at Landlord’s option, and shall be due and payable in accordance with the terms of said bills (but on not less than 15 days advance notice), and if not paid when due, the amounts hereof shall immediately become due and payable as additional rent under this Lease.
     Section 20.02. In the event that Tenant is in arrears in payment of Fixed Rent or additional rent, Tenant waives Tenant’s right, if any, to designate the items against which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to any items Landlord sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items against which any such payments shall be credited. Landlord reserves the right, without liability to Tenant and without constituting any claim of constructive eviction, to suspend furnishing or rendering to Tenant any property, material, labor, utility or other additional, supplemental or after Business Hours service, whenever Landlord is obligated to furnish or render the same at the expense of Tenant as a separate charge to Tenant and not as part of Operating Expenses for the Building, in the event that (but only so long as) Tenant is in arrears in paying Landlord therefor.
ARTICLE 21
Inability to Perform
     Section 21.01. This Lease and the obligations of Tenant to pay rent hereunder and perform all of the other covenants, agreements, terms, provisions, and conditions hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease or is unable to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make or is delayed in making any repairs, replacements, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures, if Landlord is prevented or delayed from so doing by reason of strikes or labor troubles or any other similar or dissimilar cause whatsoever beyond Landlord’s reasonable control, including, but not limited to, governmental preemption in connection with a national emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any governmental agency or by reason of the conditions of supply and demand which have been or are affected by war, hostilities or other similar or dissimilar emergency.
     Except as otherwise provided in this Lease and except as to the payment of rent or other monies due under this Lease by Tenant, Tenant shall not be responsible for delays or inability to perform its obligations hereunder for causes beyond the control of Tenant including acts of other tenants, governmental restriction, regulation or control, labor dispute, accident, mechanical breakdown, shortages or inability to obtain labor, fuel, steam, water, electricity or materials, acts of God, enemy action, civil commotion, or fire or other casualty.
ARTICLE 22
Adjacent Excavation — Shoring
     Section 22.01. If an excavation shall be made upon land adjacent to or under the Building, or shall be authorized to be made, Tenant shall afford to the person causing or authorized, to cause such excavation, license to enter upon the Premises for the purpose of doing such work as said person shall reasonably deem necessary or desirable to preserve the Building from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement of rent, provided Landlord shall use all reasonable efforts to minimize any interference with Tenant’s use/occupancy of the Building.

ARTICLE 23
Article Headings
     Section 23.01. The Article headings of this Lease are for convenience only and are not to be considered in construing the same.
ARTICLE 24
Electrical Energy
     Section 24.01. (a) (i) As an incident to this Lease, Landlord shall furnish to Tenant, through the transmission facilities initially installed by Landlord in the Building, alternating electrical energy to be used by Tenant in the Premises for the operation of the lighting fixtures and Tenant’s business machines and equipment. It is hereby agreed by the parties that in addition to the Fixed Rent stated in Section 1.04 herein, Tenant shall pay for its electric consumption as additional rent hereunder. Such additional rent shall be initially based on a factor of $1.50 per square foot per annum of gross leasable area of the Premises hereby demised, by reason of which Landlord has agreed to supply Tenant with electrical energy, subject to and in accordance with the provisions of this Article 24. Such factor is based upon certain theoretical assumptions incorporating approximate reasonable estimates of the probable consumption of electrical energy by the proposed lighting fixtures and other equipment and business machines to be initially installed in the Premises, the anticipated period of operation of such lighting fixtures, equipment and machines and the cost of furnishing such electrical energy.
     (ii) Tenant shall have the right to have a “check meter” installed at the Premises for purposes of measuring Tenant’s electrical consumption thereat. The check meter shall be installed, if elected by Tenant, at Tenant’s sole cost and expense. At Tenant’s option, the cost of the check meter may be credited against Tenant’s Allowance as set forth in Article 29 hereof.
     (b) (i) It is hereby further agreed between Landlord and Tenant that, during the one year period following the Term Commencement Date, the engineers and experts, selected as hereinafter provided, shall survey and determine Tenant’s expected total annual consumption of electrical energy in the Premises, which survey shall include a reasonable determination of the power requirements of Tenant’s equipment and business machines and of the lighting in the Premises and a reasonable determination of the periods of use of such lighting fixtures, equipment and machines. Using such survey there shall then be determined by said engineers and experts, by reference to the appropriate rate schedules of the public utility furnishing electrical energy to the Building, the estimated annual cost (including taxes regularly passed on by said public utility to the consumer) to Tenant to purchase for use in the Premises such quantity of electrical energy (assuming a constant monthly consumption) directly from said public utility. The said engineers and experts shall determine a new square foot factor (the “Adjusted Electrical Rent Factor”) for the Premises (in lieu of the $1.50 per square foot per annum hereinbefore mentioned) by dividing the gross leasable square feet of the Premises into the reasonably estimated cost determined pursuant to the next succeeding sentence.
     (ii) At any time, and from time to time, after the Adjusted Electrical Rent Factor is determined either Landlord or Tenant may have the Adjusted Electrical Rent Factor then in effect be further adjusted to take into account: (a) any material alteration or material addition to Tenant’s lighting fixtures, equipment and machines in the Premises; (b) use by Tenant of additional electrical energy in the Premises; and (c) any increase or decrease in Landlord’s costs or expenses for or in connection with the furnishing by it of electrical energy to Tenant, in accordance with the provisions of this Lease, which shall be due to any change in the rates charged by the public utility company furnishing such electrical energy, since the effective date of the Adjusted Electrical Rent Factor then in effect.
     (iii) Any such further re-adjustment of the Adjusted Electrical Rent Factor, as described in (ii) above, shall be subject to verification by survey, if necessary. If the Adjusted Electrical Rent Factor shall have been increased, Tenant shall pay to Landlord with the next installment of Fixed Rent as additional rent the retroactive underpayment of such electrical consumption; and, conversely, if the Adjusted Electrical Rent Factor shall have been decreased, Landlord shall credit to Tenant the retroactive overpayment of such electrical consumption against Tenant’s next ensuing bills for same or refund such promptly at the expiration of the Lease term. The cost of any survey and determination shall be borne equally between Landlord and Tenant. The determination of the engineers and experts preparing any such survey shall be conclusive upon Landlord and Tenant. Such survey shall be made by engineers and experts then mutually agreeable to both Landlord and Tenant, and, in the event Landlord and Tenant are unable to agree upon such company, such company shall be selected by arbitration in accordance with the rules of the American Arbitration Association.
     Section 24.02. Landlord, at any time, at its option and upon not less than thirty (30) days prior written notice to Tenant, may discontinue the furnishing of electrical energy to the Premises, and, in such case there shall be no further additional rent due from Tenant for payment of electrical energy provided in Article 24 hereof and, Tenant shall contract for the supplying of such electrical energy with said public utility and Landlord shall permit its wires, risers, conduits, feeders and switchboards, to the extent available, suitable and safely capable, to be used for the purpose of supplying such electrical energy; provided, however, the Tenant, at Tenant’s cost and expense, shall furnish and install at a location in the Building selected by the Landlord and maintain and keep in repair any necessary metering equipment used in connection with measuring Tenant’s consumption of electrical energy so supplied to Tenant by said public utility.
     Section 24.03. Except if caused by the negligence of Landlord, its agents or employees, Landlord shall not in anyway be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur if, during the term of this Lease, either the quantity or character of electrical energy is changed or is no longer available or suitable for Tenant’s requirements. Landlord shall in no way be liable for any failure, inadequacy or defect in the character or supply of electrical energy furnished to the Premises except for actual damage suffered by Tenant by reason of any such failure, inadequacy or defect resulting from the negligence or omission of the Landlord or Landlord’s failure to have the Building or Land meet appropriate building code and/or governmental requirements regarding the furnishing and supplying of electricity. In order that Landlord may at all times have all necessary information that it requires in order to maintain and protect its equipment, Tenant agrees that Tenant will not make any material alteration or material addition to the electrical equipment and/or appliances in the Premises without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld, conditioned or delayed and will promptly advise Landlord of any other alteration or addition to such electrical equipment and/or appliances. Tenant agrees to advise Landlord in writing as to any material change in the periods of use of Tenant’s lighting fixtures., equipment and business machines.
     Section 24.04. Tenant, at Tenant’s expense, shall purchase and install all lamps (including, but not limited to, incandescent and fluorescent) and ballasts used in the Premises, except that Landlord shall furnish and install the ballasts initially used in the Premises and Landlord shall furnish the labor for installing the initial lamps (including, but not limited to, incandescent and fluorescent) used in the Premises.
     Section 24.05. Where water is furnished by Landlord for purposes other than for (i) normal office use, (ii) Landlord’s air conditioning equipment during Business Hours, and (iii) drinking, lavatory or toilet facilities in the Premises, Tenant shall pay a reasonable amount for the same and for any required pumping and heating thereof as well as any taxes, sewer rents or other charges which may be imposed by the city or other governmental authority or agency thereof based on the quantity of water so used by Tenant.
ARTICLE 25
Assignment, Mortgaging, Subletting, Etc.
     Section 25.01. Tenant covenants and agrees, for Tenant and its successors, assigns and legal representatives, that neither this Lease nor the term and estate hereby granted, nor any part hereof or thereof will be assigned, mortgaged, pledged, encumbered or otherwise transferred (whether voluntarily, involuntarily, by operation of law, or otherwise), and that neither the Premises, nor any part thereof, will be encumbered in any manner by reason of any act or omission on the part of Tenant, or will be used or occupied, or permitted to be used or occupied, or utilized for desk space or for mailing privileges or as a concession, by anyone other than Tenant, or for any purpose other than as hereinbefore set forth, or will be sublet, or offered or advertised for subletting, without the prior written consent of Landlord in every case, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that, if Tenant is a corporation, the assignment or transfer of this Lease, and the term and estate hereby granted to any entity fifty-one (51%) percent or more of which is owned by Tenant, or to any entity that owns fifty-one (51%) percent or more of Tenant, or to any corporation into which Tenant is merged or with which Tenant is consolidated

(such corporation or entity being hereinafter, in this Article 25, called an “Affiliate”) without the prior written consent of Landlord shall not be deemed to be prohibited hereby if, and upon the express condition that, the Affiliate shall have executed, acknowledged and delivered to Landlord an agreement in form and substance reasonably satisfactory to Landlord whereby the Affiliate shall assume and agrees to perform, and to be personally bound by and upon, all the covenants, agreements, terms, provisions and conditions set forth in this Lease on the part of Tenant to be performed, and whereby the Affiliate shall expressly agree that the provisions of this Article 25 shall, notwithstanding such assignment or transfer, continue to be binding upon it with respect to all future assignments and transfers.
     Section 25.02. Intentionally Omitted.
     Section 25.03. Landlord covenants not to withhold or delay its consent for a period of more than ten (10) business days after receipt of notice from Tenant of a proposed assignment or subletting by Tenant of such space to the proposed assignee or subtenant, provided, however, that Landlord shall not in any event be obligated to consent to any such proposed assignment or subletting unless:
     (a) in the reasonable judgment of Landlord the proposed assignee or subtenant is of a character and engaged in a business such as are in keeping with the standards of Landlord in those respects for the Building and its occupancy;
     (b) intentionally omitted;
     (c) in the reasonable judgment of Landlord the purposes for which the proposed assignee or subtenant intends to use the Premises sublet or assigned to it are such as are in keeping with the standards of Landlord for the Building and its occupancy, it being understood and agreed that any such written request for consent to a subletting or assignment shall specify the purpose for which the assignee or subtenant intends to use the Premises so assigned or sublet and Landlord shall not be required to consent to the use of the Premises for such specified purposes should such proposed use be prohibited by this Lease or should same be a violation of applicable law;
     (d) such subletting will result in there being no more than two (2) occupants of the entire Premises;
     (e) the proposed assignee or subtenant under such proposed subletting shall not be a government entity or any subdivision or agency thereof, nor then be a tenant or subtenant in or an occupant of any part of the Merritt 7 Corporate Park (unless Landlord does not have space available for lease to accommodate such tenant, subtenant or occupant);
     (f) Tenant shall reimburse Landlord for any reasonable expenses (not in excess of $500.00) that may be incurred by Landlord in connection with the said assignment or sublease, including, without limitation, the costs of making investigations as to the acceptability of a proposed assignee or subtenant and legal expenses incurred in connection with the reviewing and granting of any requested consent to an assignment or subletting;
     (g) the proposed subletting shall not be advertised in a written publication at a rental rate less than the rental rates at which Landlord is offering comparable space in the Merritt 7 Corporate Park for a comparable term;
     (h) Tenant shall pay to Landlord, as and for additional rent, with each monthly installment of rent due and payable by Tenant to Landlord, in case of a subletting, during the term of the sublease between Tenant and the subtenant, an amount equal to the difference between the rent payable by Tenant to Landlord with respect to the space covered by the sublease, and the rent received by Tenant from the subtenant for said space for the same period, and in the case of an assignment, during the remainder of the term of the Lease, an amount equal to the difference between the total rent payable by Tenant to Landlord under the terms of the Lease, and the total amounts payable by the assignee, in excess of such total rent (in each case, net of Tenant’s actual costs incurred in obtaining such subtenant/assignee, which costs shall be limited to reasonable counsel fees, brokerage commissions, subtenant/assignee lease takeover payments, subtenant/assignee moving expenses, advertising and costs incurred in fitting up of or improvement allowance for the space for such subtenant/assignee, which fit-up costs shall be amortized on a straight-line basis over the shorter of the term of the sublease/assignment and the useful life of such improvements).
     Section 25.04. Each subletting effectuated pursuant to this Article 25 shall be subject to all the covenants, agreements, terms, provisions and conditions contained in this Lease. Tenant covenants and agrees that, notwithstanding such assignment or any such subletting to any subtenant and/or acceptance of rent or additional rent by Landlord from any subtenant, Tenant shall and will remain fully liable for the payment of the Fixed Rent and additional rent due and to become due hereunder and for the performance of all the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed. Tenant further covenants and agrees that notwithstanding any such assignment or subletting, no other and further assignment or subletting of the Premises shall or will be made except upon compliance with and subject to the provisions of this Article 25. Tenant shall promptly furnish to Landlord an executed copy of any and each permitted sublease. In addition, Tenant shall furnish to Landlord an executed copy of an assumption agreement for any and each permitted assignment whereby the permitted Assignee shall assume and agree to perform, and be personally bound by and upon all of the agreements, terms, provisions and conditions set forth in this Lease on the part of Tenant to be performed, and whereby Assignee shall expressly agree that the provisions of this Article 25 shall, notwithstanding such assignment or transfer, continue to be binding upon it with respect to all future assignments and transfers.
     Section 25.05. If this Lease be assigned or if the Premises be sublet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee,

subtenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of Tenant’s covenants contained in this Article 25, or the acceptance of the assignee, subtenant or occupant as Tenant, or a release of Tenant from die further performance by Tenant of covenants on the part of Tenant herein contained.
     Section 25.06. Landlord will, at the request of Tenant, maintain listings on the Building directory of the names of Tenant and any other firm, association or corporation in occupancy of the Premises or any part thereof as permitted hereunder, and the names of an aggregate number of not more than five (5) officers or employees of the foregoing. The cost of the initial listings shall be borne by Landlord and any subsequent change will be at the cost of Tenant.
     The listing of any name other than that of Tenant, whether on the doors of the Premises, on the Building directory, or otherwise, shall not operate to vest any right or interest in the Lease or in the Premises or be deemed to be the written consent of Landlord mentioned in this Article 25; it being expressly understood that any such listing is a privilege extended by Landlord revocable at will by written notice to Tenant.
ARTICLE 26
Additional Rent
     Section 26.01. Landlord and Tenant agree that in addition to the annual Fixed Rent stated in Section 1.04 herein, Tenant shall be liable for the payment of its pro rata share of Landlord’s estimated “operating expenses” as hereinafter defined. Tenant’s pro data share shall be deemed to be 4.982% of the annual operating expenses for the Building. Said 4.982% is based upon 215,000 square feet of gross leasable area in the Building of which 4.982% or 10,711 square feet of gross leasable area is demised to Tenant. Tenant’s pro rata portion of the operating expenses as of the Term Commencement Date of this Lease shall be estimated at the rate of $9.00 per gross leasable square foot resulting in an annual sum of $96,399.00. Tenant shall be liable for the payment of $8,033.25 per month until Landlord notifies Tenant of Tenant’s new estimated pro rata payment as hereinafter provided.
     On or prior to January 1 of each calendar year during the term hereof, Landlord shall notify Tenant of the reasonably projected operating expenses for such upcoming calendar year and of Tenant’s new estimated pro rata payment. All monthly installments of additional rent thereafter due during such calendar year shall be increased or decreased, as the case may be, to reflect one-twelfth (1/12) of the annual amount of the new estimate until a new adjustment becomes effective for the next ensuing calendar year. In addition, in the event the estimated operating expenses during any calendar year are projected by Landlord to increase or decrease at an annual rate in excess of ten (10%) percent of the amount of the operating expenses on which the estimate then in effect is based, then upon notification by Landlord to Tenant, all monthly installments thereafter due during such calendar year shall be further adjusted to reflect such increase or decrease.
After the end of each calendar year during the term of this Lease, Landlord shall furnish Tenant with a reasonably detailed statement relating to the actual operating expenses for the prior calendar year. If the pro rata actual operating expenses for any prior calendar year shall be greater (resulting in a deficiency) or shall be less (resulting in an excess), than the estimated amount actually paid by Tenant during such calendar year, then: (a) Tenant shall, in case of such a deficiency, pay to Landlord as additional rent for the Premises for such calendar year the amount of the difference, in one lump sum on the due date of the next monthly installment of Fixed Rent after the date of notice to Tenant (but not sooner than 15 days after notice of same), or (b) in case of such an excess Landlord shall credit to the Tenant the amount of the difference against future payments of additional rent, or in the case of the expiration of the Lease, Landlord shall remit Tenant such difference. Any adjustment for the final year of the term of this Lease shall survive the expiration thereof.
     Landlord, to the extent required by Landlord’s mortgagee, may elect, at its option, upon not less than thirty (30) days notice to Tenant, to require Tenant to pay with the next succeeding installment of rent due and payable by Tenant to Landlord, Tenant’s proportionate share of any real estate taxes paid by Landlord which represents the advance payment thereof. In such case, the succeeding monthly installments of additional rent payable by Tenant to Landlord shall be decreased by an amount equal to the fractional part thereof attributable to the real estate taxes which shall have been satisfied by the foregoing payment made by Tenant to Landlord as provided in the next preceding paragraph hereof.
     For purposes of determining what adjustment, if any, shall be made covering the period ending on the last day of each calendar year the term “Operating Expenses” shall be deemed to encompass any and all operating expenses paid or incurred by Landlord for the operating of Landlord’s Building and other improvements and shall specifically include, but not be limited to:
     A. Wages and salaries of all necessary employees, including clerical personnel engaged in the physical operation and maintenance of the Building and other improvements appurtenant thereto, including Employer’s Social Security Taxes, and any other taxes which may be levied on such wages and salaries, and any and all fringe benefits provided for such employees;
     B. All supplies and material used in the operation and maintenance of such Building and improvements appurtenant thereto, including the cost of electrical energy and other utilities to the common areas of the Building and to the Building’s parking area and garage;
     C. The costs of maintaining, repairing, snow plowing, lining and lighting all appurtenant parking, sidewalk and ingress areas, including traffic controls, and the planting, mowing and maintaining of all planted areas within or appurtenant to the Building;
     D. The allocable costs of all maintenance and service agreements on equipment used in the operation and maintenance of the Building and appurtenant areas (including the Building’s parking areas and garage);
     E. Hazard and liability insurance premiums for the Building and appurtenant areas, other than with respect to insurance coverage to be maintained by tenants;
     F. The costs of repairs, ordinary cleaning and general maintenance of the Building and appurtenances thereto, exclusive of expenses such as alterations for the accommodation of a specific tenant or tenants or such as leasehold improvements to premises demised exclusively to other tenants, or extra cleaning for a specific tenant or tenants for which direct charges are made, or brokerage commissions for leases or lease renewals or extensions with tenants of the Building; exclusive also of repairs or maintenance to be performed by tenants, or advertising and promotion expenses relating to vacant space in the Building;
     G. All taxes and assessments and governmental charges whether Federal, State or municipal which are levied or charged against the Land, Building and improvements, or against any personal property used in the operation of the Premises and any other taxes and assessments attributable to the Premises, or its operation (excluding, however. Federal, State or other income taxes);
     H. Management fees pertaining to operation of the Building and appurtenant parking areas and garage.
     The “operating expenses” for the calendar year in which the term of this Lease shall begin as well as for the calendar year in which this Lease shall end shall be apportioned so that the Tenant shall pay only those portions of each such calendar year as are within the lease term. Whenever any of the foregoing expenses are performed for, or relate to, any buildings and improvements in the Merritt 7 Corporate Park in addition to the Building No. 1, such expenses shall be allocated equitably among such buildings and improvements and Building No. 1 based on the benefit inuring proportionately to all the buildings in the Merritt 7 Corporate Park.
     Notwithstanding anything to the contrary contained herein, operating expenses shall exclude compensation or bonuses paid to officers or executives of Landlord (except for a Building Manager and a Facilities Manager), administrative wages and salaries (except as provided above), management fees (except and provided above), depreciation or accelerated cost recovery of the Building or any equipment, furniture or property attached to or installed in the Building, capital expenditures (except for capital expenditures required by governmental or regulatory authorities (provided, however, the expenditures required to bring the Building and the Property into compliance with the American Disabilities Act [“ADA”] including without limitation, changes to the ingress and egress of the Building, the common areas of the Building and the restrooms in the Building shall be excluded) or which are made primarily for the purpose of reducing operating expenses (provided, however, the cost of such capital expenditure(s) shall be amortized in accordance with generally accepted accounting principles over the life of the asset), replacement of the structural components of the Building (which does not include the roof) and the Premises, ground rents, interest or amortization of mortgages, any costs related to development of the site, costs of maintaining Landlord’s corporate existence, legal expenses (except for reasonable outside legal expenses incurred by Landlord in attempting to reduce or eliminate any component of operating expenses and real estate taxes), travel expenses, leasing costs or brokerage commissions, marketing and advertising costs, renting commissions or fees, costs in connection with artwork in the Building, costs to correct construction defects and latent defects, costs for improving any other tenant’s space, costs for any repair or other work necessitated by condemnation, fire or other casualty (other than the reasonable deductible under said policy), costs to remove asbestos or Hazardous Substances (as defined herein) from the Building or the Property, services or benefits provided to some tenants but not offered to Tenant, repair of all damage of any kind to the Property (including the Building and the Premises) caused by the negligent or intentional acts of Landlord, its employees, agents or contractors, and any costs or fines due to Landlord’s violation of any governmental rule or authority related to the Building, the Premises or the Property.
     Section 26.02. Tenant and its agents and employees shall have one hundred eighty (180) days after receiving the Statement to audit Landlord’s books and records concerning the Statement at a mutually convenient time at Landlord’s offices. Landlord’s books and records shall be kept in accord with generally accepted accounting principles consistently applied. If Tenant reasonably believes that certain of the Operating Expenses charged by Landlord include costs that are not properly included within the term “Operating Expenses” or that Landlord has erred in calculating same, Tenant shall have the following audit right. Tenant shall exercise such audit right by providing Landlord with a written notice of Tenant’s exercise of such audit right (the “Audit Notice”) within one hundred eighty (180) days after Tenant’s receipt of the Statement. Upon the receipt by Landlord of an Audit Notice, Landlord shall, subject to the parties entering into a mutually agreeable confidentiality agreement, provide Tenant, at Landlord’s offices, and its employees with reasonable access to Landlord’s books and records relating to Operating Expenses. If, within thirty (30) days after Landlord’s receipt of the Audit Notice, Landlord and Tenant are unable to resolve Tenant’s objections, then Tenant shall have the right to employ an accounting firm selected by Tenant in its sole discretion to inspect and audit Landlord’s books and records relating to Operating Expenses. Such audit may not be conducted on a contingency fee basis. All costs and expenses of any such audit shall be paid by Tenant. If, as a result of such audit, it is determined that Tenant has paid to Landlord additional rent in excess of that to which Landlord was entitled due to Landlord’s having included in Operating Expenses charges not permitted hereunder, or its having miscalculated Tenant’s pro rata share, then Landlord shall, within thirty (30) days after such determination of overpayment, remit such excess to Tenant. In addition to Landlord’s remitting such excess payment, Landlord shall reimburse Tenant for the reasonable cost of Tenant’s audit, but only in the case that the charges exceeded by 5% the actual charges due. If Tenant disputes the accuracy of any Statement, Tenant shall still pay the amount shown owing pending resolution of such dispute in accordance with the foregoing paragraph.
ARTICLE 27
Subordination
     Section 27.01. This Lease is subject and subordinate in all respects to all ground leases and/or underlying leases now or hereafter covering the real property of which the Premises form a part and to all mortgages which may now or hereafter be placed on or affect such leases and/or the real property of which the Premises form a part, or any part or parts of such real property, and/or Landlord’s interest therein, and to each advance made and/or hereafter to be made under any such mortgages, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions of and for such ground leases and/or underlying leases and/or mortgages. This Section 27.01 shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall execute and deliver promptly any certificate that Landlord and/or any mortgagee and/or the lessor under any ground or underlying lease and/or their respective successors in interest may request,
     Section 27.02. Tenant hereby covenants and agrees:
     (i) that no alteration or modification of any of the provisions hereof, nor any prepayment of more than one periodic installment of rent hereunder, nor any cancellation or surrender of this Lease, shall be valid or binding as against any mortgagee of the Premises covered by this Lease, unless the same shall have been approved in writing by such mortgagee, and that Tenant will confirm the foregoing in writing; and
     (ii) that the failure of Landlord to make and complete any Tenant Changes or other construction work to be performed by Landlord under this Lease (exclusive of Landlord’s Work in connection with the initial fitting up of the Premises for Tenant’s occupancy) shall not impair the validity of this Lease and that the liability of Landlord by reason of such failure, if any, is limited to the reasonable cost incurred by Tenant in the making and/or completion of such work by reason of the failure of Landlord to do the same;
     (iii) that in the event of a default on the part of Landlord arising or occurring under this Lease, whereby the validity or the continued existence of this Lease might be impaired or terminated by the Tenant by reason of any such default or defaults, Tenant will notify any mortgagee, provided Tenant shall have been given written notice of the name/address of such mortgagee, of the Premises covered by this Lease in writing setting forth such matters of default or defaults and granting to such mortgagee a period of thirty (30) days after the giving of such notice by Tenant to cure or to undertake the elimination of all such defaults but that such right on the part of such mortgagee shall not be deemed to create an obligation on such mortgagee’s part to cure or to undertake the elimination of any such defaults unless such mortgagee elects to do so.
     Section 27.03. Landlord represents that there are no mortgages or ground leases presently encumbering the Building.
     Section 27.04. With respect to any future mortgage, Landlord shall secure and deliver to Tenant a Non-Disturbance Agreement for the benefit of Tenant from and executed by each of such Landlord’s mortgagees.

ARTICLE 28
Miscellaneous
     Section 28.01. Notwithstanding anything contained in this Lease to the contrary, Tenant covenants and agrees that Tenant will not use the Premises or any part thereof, or permit the Premises or any part thereof to be used,
     (i) for a banking, trust company, or safe deposit business,
     (ii) as a savings bank, or as a savings and loan association, or as a loan company,
     (iii) for the sale of traveler checks and/or foreign exchange,
     (iv) as a stock brokerage office or for stock brokerage purposes or for the underwriting of securities,
     (v) as a news and cigar stand, as such, or
     (vi) as a restaurant and/or bar and/or for the sale of confectionery and or soda and/or beverages and/or sandwiches and/or ice cream and/or baked goods or for the preparation, dispensing or consumption of food or beverages in any manner whatsoever (except for any kitchenette or break area which is permitted), or
     (vii) as a “place of public accommodation” as defined under The Americans With Disabilities Act of 1990 (as the same may be amended from time to time).
     Section 28.02. Tenant hereby represents, covenants and agrees that Tenant’s business is not photographic reproductions and/or documentary reproductions and/or offset printing. Notwithstanding anything contained in this Lease to the contrary, Tenant covenants and agrees that Tenant will not use the Premises or any part thereof, or permit the Premises or any part thereof to be used, for the business of photographic reproductions and/or documentary reproductions and/or offset printing. Nothing contained in this Section 28.02 shall preclude Tenant from using any part of the Premises for photographic reproductions and/or documentary reproductions and/or offset printing in connection with, either directly or indirectly, its own business and/or activities.
     Section 28.03. If, in connection with obtaining financing for the Building, a banking, insurance or other recognized institutional lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto provided that such modifications do not increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created.
     Section 28.04. Intentionally omitted.

     Section 28.05. Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot which such floor was designed to carry and which is allowed by law. Landlord reserves the right to reasonably prescribe the weight and position of all safes which must be placed by Tenant, at Tenant’s expense, so as to distribute the weight. Business machines and mechanical equipment shall be placed and maintained by Tenant, at Tenant’s expense, in settings sufficient in Landlord’s reasonable judgment to absorb and prevent vibration, noise and annoyance.
     Section 28.06. If Landlord shall consent to the omission or removal of any part of, or the insertion of any door or other opening in, any wall separating the Premises from adjoining space leased to another tenant, then (i) Tenant shall be responsible for all risk of damage to, or loss of theft of, property arising as an incident to such omission or removal or the use of such door or other opening, or because of the existence thereof unless caused by Landlord’s negligence, and shall indemnify and save Landlord harmless from and against any claim, demand or action for, or on account of, any such loss, theft or damage unless caused by Landlord’s negligence, and (ii) in the event of the termination of this Lease or the lease of said other tenant, Landlord may enter the Premises and Landlord, at Tenant’s reasonable expense, may close up such door or other opening by erecting a wall to match the wall separating the Premises from said adjoining space, and Tenant shall not be entitled to any diminution or abatement of rent or other compensation by reason thereof; provided, however, that nothing herein contained shall be deemed to vest Tenant with any right or interest in, or with respect to, said adjoining space, or the use thereof, and Tenant hereby expressly waives any right to be made a party to, or to be served with process or other notice under or in connection with, any proceeding or action which may hereafter be instituted by Landlord for the recovery of the possession of said adjoining space.
     Section 28.07. Without incurring liability to Tenant, Landlord may permit access to the Premises and open the same, whether or not Tenant shall be present, upon demand of any receiver, trustee, assignee for the benefit of creditors, sheriff, marshal or court officer entitled to, or reasonably purporting to be entitled to, such access for the purpose of taking possession of, or removing, Tenant’s property or for any other lawful purpose (but this provision and any action by Landlord hereunder shall not be deemed as recognition by Landlord that the person or official making such demand has any right or interest in or to this Lease, or in or to the Premises), or upon demand of any representative of the fire, police, building, sanitation or other department of the city, state or federal governments.
     Section 28.08. Tenant shall not be entitled to exercise any right of termination or other option granted to it by this Lease at any time when Tenant is in default in the performance or observance of any of the covenants, agreements, terms, provisions or conditions on its part to be performed or observed under this Lease.
     Section 28.09. Tenant shall not place or permit to be placed any vending machines in the Premises which use plumbing, except with the prior written consent of Landlord in each instance.

     Section 28.10. Tenant shall not occupy any space in the building (by assignment, sublease or otherwise) other than the Premises hereby demised, except with the prior written consent of Landlord in each instance.
     Section 28.11. This Lease shall not be binding upon Landlord unless and until it is signed by Landlord.
     Section 28.12. This Lease, including the Exhibits, if any, attached hereto, sets forth the entire agreement between the parties with respect to the Premises. All prior conversations, writings, negotiations, representations, considerations, undertakings, understandings, and agreements heretofore made between the parties hereto are merged in this Lease, which alone fully and completely expresses the agreement between the Landlord and Tenant. Except as may be stated by express language set forth in this Lease, this Lease shall not be interpreted nor construed to contain by implication any warranty, representation or agreement on the part of Landlord nor is Tenant relying on any warranty, representation or agreement by Landlord as a matter of inducement to enter into this Lease.
     Section 28.13. Tenant acknowledges that it is fully aware of the type of construction employed in the erection of the Building, and especially the concrete slabs forming the floors of each story and the roof, and that by reason of such type of concrete slab construction, irreparable structural damage may be caused to the slabs and the entire integrity of the Building by drilling any holes into such concrete slabs serving as the floor or ceiling (or roof) of the Premises. Tenant agrees that in no event shall Tenant or its employees, servants, agents, invitees, licensees, or any other person in any way drill into, bore, or in any way deface any portion of the Premises, including the floor and ceiling thereof, without having first obtained the prior written reasonable approval for any such drilling or boring from the Landlord.
     Section 28.14. Past Due Rent. If Tenant shall fail to pay, when the same is due and payable, any rent or any additional rent, or any other amount or charge payable by Tenant to Landlord hereunder, such unpaid amounts shall bear interest from the due date thereof to the date of payment at the annual rate of four (4%) percent in excess of the discount rate charged by Federal Reserve Banks to Member Banks in the State of Connecticut then in effect, but in no event shall such rate exceed the maximum rate permitted by the governing law.
     Section 28.15. Not more than once each year, Tenant agrees to furnish, without expense to Landlord, within ten (10) days after the request therefor, such financial information as may from time to time be reasonably requested by any existing or potential lender with respect to the obtaining or maintaining of the financing for the Building, which information shall include, but not be limited to, Tenant’s then current certified financial statements and operating statements indicating income, expenses, profits and losses of Tenant’s business operation. If Tenant is a publicly traded corporation, Tenant’s only obligation herein shall be to furnish Landlord with a copy of its Annual Report.

ARTICLE 29
Layout and Finish
     Section 29.01. Preliminary single-line layout and design control drawings (“Tenant’s Plans”) for the construction and finishing of the Premises have been approved by both parties are attached hereto and made a part hereof as Exhibit B. Based on Tenant’s Plans, Landlord shall, at Tenant’s sole cost and expense utilizing Landlord’s own space planner, prepare all architectural, electrical and other construction drawings and specifications containing complete information and dimensions necessary for the initial construction and finishing of the Premises (“Working Drawings and Specifications”), which Working Drawings and Specifications shall be initiated and approved by Tenant, modified if required by Tenant and once finalized, shall be attached hereto and made a part hereof.
     Section 29.02. In accordance and conformance with Tenant’s Plans and the Working Drawings and Specifications, Landlord, at Tenant’s expense, subject to Tenant’s Allowance, will reasonably promptly perform and complete or cause to be performed and completed such specified construction and finishing of the Premises (hereinafter referred to as “Landlord’s Work”). If any change orders or additions in or to the Landlord’s Work or if any changes or additions to the Tenant’s Plans shall be made at the request of Tenant or shall be required due to any other act or omission on Tenant’s part (“Special Work”), Tenant shall pay to Landlord the Work Cost attributable to such Special Work. Any Special Work shall, upon installation, become the property of Landlord and shall be surrendered to Landlord at the end or other expiration of the term of this Lease. Items of Landlord’s Work and/or Special Work are herein sometimes individually and/or collectively referred to as “Work.”
     Section 29.03. The term “Work Cost,” as used herein with respect to any part of the Work shall mean the actual cost (including the cost of applicable insurance premiums and the cost of additional engineering, if any, required by reason of the next succeeding paragraph) to Landlord of furnishing and installing such part of the Work (including the cost of applicable insurance premiums and the cost of any such additional engineering) plus fifteen (15%) percent of such actual cost with respect to Special Work.
     Before proceeding with any Special Work, Landlord will submit to Tenant a reasonably detailed estimate of the Work Cost and time extension required, if any, and a statement of the terms and conditions on which such Special Work is to be performed and, unless and until Tenant shall approve such estimate and such terms and conditions in writing, Landlord shall not proceed with the performance of such Special Work. Notwithstanding any such estimate, Tenant shall nevertheless pay the actual Work Cost of all Special Work. If Tenant shall fail to approve in writing Landlord’s submission within five (5) business days following receipt thereof, the same shall be deemed disapproved in all respects by Tenant and Landlord shall not be authorized to make the change. If Tenant approves in writing the cost or savings and the schedule change, if any, Landlord shall cause the change to be made. Tenant shall pay to Landlord within thirty (30) days after demand any additional charges due to Landlord for changes approved by Tenant.
     Section 29.04. The Landlord will (subject to all of the covenants, agreements, terms, provisions and conditions of this Lease, including, without limitation, subparagraph [e] of Section 5.01 hereof) give access to so much of the Premises as is specifically designated by Landlord (hereinafter the “Work Area”) to finish trade contractors employed by Tenant for the purpose of making improvements therein when and so long as, in Landlord’s reasonable judgment, the work to be done in the Work Area by Landlord as provided herein shall have been completed to such an extent that the making of such improvements will not unreasonably interfere with or delay Landlord’s performance of the remaining portion of the work; it being understood that Tenant shall not be deemed to have entered into occupancy of the Work Area for the purposes of Section 2.03 hereof by reason of the presence in the Work Area of any finish trade contractor given access thereto as aforesaid. Tenant shall be responsible and pay for all additional costs, including electrical, heating, water, elevator, building services, cleaning, rubbish removal, hoisting, labor, window removal, and replacement directly charged for or directly applicable to work performed by the Tenant or the Tenant’s agents, employees and/or independent contractors. Tenant is advised that the project is a union project and all work shall be performed by union contractors.
     Section 29.05. Tenant understands and agrees that, with respect to any act to be taken by Tenant hereunder (including, but not limited to submission of plans, specifications or information, approving drawings or estimates or giving authorizations or approvals), TIME IS OF THE ESSENCE, and Tenant expressly agrees that any delay of Tenant of more than THREE (3) DAYS shall be deemed a default under this Lease.
     Section 29.06. Landlord agrees to make available to Tenant the sum of ONE HUNDRED SIXTY THOUSAND SIX HUNDRED SIXTY-FIVE AND XX/100 ($160,665.00) DOLLARS ($15.00 s.f.) as a one-time lump sum retrofit work allowance (“Tenant’s Allowance”) for work in the Premises. Tenant hereby assigns to Landlord’s contractor, ADP Service Corp., (which contractor shall complete said retrofit work) Tenant’s full retrofit work allowance so that Landlord shall make payment in the amount of said allowance directly to said Landlord’s contractor. In the event Tenant’s retrofit work costs less than Tenant’s Allowance, Tenant shall assign to ADP Service Corp. the partial amount of Tenant’s Allowance equivalent to the cost of said work and the balance of Tenant’s Allowance shall be paid to Tenant to use as it sees fit. In the event Tenant’s retrofit work costs more than Tenant’s Allowance, Tenant shall pay to ADP Service Corp. the amount of Tenant’s Allowance plus the cost of said work above Tenant’s Allowance within thirty (30) days after receipt of an invoice for same. It is understood that the Tenant’s Allowance and additional allowance described in Section 29.07 below, shall be used prior to any payments being due pursuant to this sentence.
     Section 29.07. At Tenant’s option, Landlord shall pay Tenant an additional retrofit work allowance not to exceed FIFTY-THREE THOUSAND FIVE HUNDRED FIFTY-FIVE AND XX/l00 ($53,555.00) DOLLARS ($5.00 s.f); provided that Tenant shall reimburse Landlord for said additional allowance cost in equal monthly installments amortized over the initial seven (7) year term of this Lease, plus interest at the rate of eleven (11%) percent per annum.
     For example, if Tenant elects to receive the entire additional allowance of $53,555.00, Tenant shall pay Landlord $917.40 per month, commencing on the Term Commencement Date, through the seventh anniversary of this Lease. The additional allowance, to the extent used by Tenant, shall be assigned to Landlord’s contractor in accordance with the provisions of Section 29.06 above.
     Section 29.08. Commencement and Completion of The Work:
     (a) Compliance with Laws. Landlord shall obtain all approvals, permits, and other consents required to commence, perform and complete the Work; shall at all times cause the Work to comply with all laws, regulations or rules of any governmental authority which are applicable thereto; and shall maintain for inspection by Tenant copies of all approvals, permits, inspection reports, and other governmental consents obtained by Landlord.
     (b) Completion of Work. “Substantial Completion” of the Work shall mean that:
          (i) All of the Work shall have been completed in accordance with the Tenant’s Plans (as modified by change orders) except for Punch List Items (as hereinafter defined); and
          (ii) Landlord shall have obtained approval by the Building Department permitting legal use of the Premises for the purposes specified in the Lease.
     Section 29.09. Punch List Items. The term “Punch List Items” shall mean details of construction, decoration, and mechanical adjustment which in the aggregate, are minor in character and do not materially interfere with the Tenant’s use or enjoyment of the Premises. Punch List Items shall be completed within sixty (60) days after Substantial Completion and Landlord shall be granted reasonable rights of access to the Premises after the Commencement Date for the purposes of completing such Punch List Items provided that Landlord shall use its reasonable efforts to cause as little interference with Tenant’s use and occupancy of the Premises as reasonably possible.
     Section 29.10. No Supervision Fees. Notwithstanding anything to the contrary contained in this Lease, Tenant shall not be charged any supervisory and/or coordination fees with respect to Landlord’s or its agents’ or employees’ involvement with the Work. Tenant acknowledges, however, that some Work will be completed by Landlord and its agents. In addition, during the construction of the Work and Tenant’s relocation to the Premises, Tenant shall not be charged for the use of elevators, hoists, loading docks or utilities.
     Section 29.11. Cooperation. Throughout the entire process of completing the Work, each party shall cooperate with the other to provide promptly any additional information and details and to respond promptly to any requests reasonably requested by such party regarding the Work and any other requests of such party. Each party shall consider reasonable alternatives and solutions to any disputed elements in the Work and act in a timely manner with reasonable cooperation to provide maximum flexibility in completing the Work.
     Section 29.12. Tenant’s Access to the Premises. From and after the date that this Lease is executed by both parties, Tenant and its representatives shall have access to the Premises on a twenty-four (24) hour a day basis subject to the terms and conditions of this Lease (excluding any obligation to pay rent) for the purposes of monitoring completion of the Work, installing all cabling, preparing the Premises for Tenant’s use and occupancy and all other related purposes thereto. Tenant agrees not to unreasonably interfere with Landlord’s construction or completion of the Work in accordance with the provisions herein.
     Section 29.13. Warranty. Landlord warrants that the Work will be of first quality and constructed in a good and workmanlike manner and free of all material faults and defects, that all materials and equipment incorporated in the Work shall be new, of recent manufacture and of first quality, and all construction shall be performed in accordance with all applicable legal requirements. Tenant shall notify Landlord promptly of any defect that shall come to the attention of Tenant. This warranty shall expire on the first anniversary of the Term Commencement Date.
     Section 29.14. Cost Competitive. Landlord agrees that all of its contractors, subcontractors and the performance of the Work shall be done at competitive rates.
ARTICLE 30
Parking
     Section 30.01. (i) The Landlord shall keep and maintain in good condition, reasonably free and clear of ice and snow, throughout the Lease term, common parking area providing parking spaces in number not less than three (3) per one thousand (1,000) square feet of the Premises, which spaces shall be available on a non-designated, non-exclusive basis to the Tenant, its employees and business invitees as well as to other tenants of the Building. The use of such parking facilities shall, at all times, be subject to such reasonable rules and regulations, as the Landlord may promulgate uniformly for all of the tenants of the Building.
          (ii) Tenant shall receive from Landlord, at no cost, thirty (30) parking/building access security cards and shall have the right to receive an additional thirteen (13) cards at a cost of $ 15.00 each. Any additional cards or replacement of lost cards shall be provided Tenant at a charge as then charged all tenants in Building. Currently, the charge for additional or replacement cards is $15.00 per card.

ARTICLE 31
Broker
     Section 31.01. Each party covenants, warrants and represents that there was no broker instrumental in consummating this Lease, and that no conversations or prior negotiations were had with any broker concerning the renting of the Premises other than Insignia/ESG, Inc. (“Broker”). Tenant and Landlord agree to hold the other harmless and indemnify the other from all losses, damages, liabilities, costs and expenses including legal fees arising out of or in connection with any claims for brokerage commission other than from Broker. The terms and provisions of this Article 31 shall survive the expiration or termination of the Lease. Landlord shall pay a brokerage commission to Broker pursuant to the terms of a separate agreement.
ARTICLE 32
Holding Over
     Section 32.01. In the event the Tenant holds over after the expiration or earlier termination of this Lease without written consent of the Landlord, the Tenant shall:
     (a) pay as liquidated damages, the sum of one and one-half (1-1/2) times the Fixed Rent and additional rent being charged per day during the last month of the term of this Lease for each day the tenancy is held over; and
     (b) indemnify and save harmless the Landlord from any and all (to the extent the same are reasonable) liability, charges, penalties, judgments or claims arising from any other tenant or prospective tenant to whom Landlord has leased all or any part of the Premises effective upon the expiration or termination of this Lease.
ARTICLE 33
Severability
     Section 33.01. If any term or provision of this Lease or the obligation hereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be in force to the fullest extent permitted by law.

ARTICLE 34
Governing Law
     Section 34.01. This Lease shall be governed exclusively by the provisions hereof and by The laws of the State of Connecticut, as the same may, from time to time, exist.
ARTICLE 35
Quiet Enjoyment
     Section 35.01. Landlord covenants that if, and so long as Tenant keeps and performs each and every covenant, agreement, term, provision and condition herein contained on the part and on behalf of Tenant to be kept and performed, Tenant shall quietly enjoy the Premises without hindrance or molestation by Landlord or by any other person lawfully claiming the same subject to the covenants, agreements, terms, provisions and conditions of this Lease and to the ground leases and/or underlying leases and/or easements and/or mortgages to which this Lease is subject and subordinate, as hereinbefore set forth.
ARTICLE 36
Security Deposit
     Section 36.01. Deposit, (a) Tenant has deposited with Landlord the Letter of Credit (“Security Deposit”), the receipt whereof, is hereby acknowledged. The Security Deposit shall be held by Landlord, as security for the full and faithful performance by Tenant of each and every term, covenant and condition of this Lease on the part of Tenant to be observed and performed. The Security Deposit shall not be mortgaged, assigned, transferred or encumbered by Tenant without the prior consent of Landlord in each instance, and any such act on the part of Tenant shall be without force and effect and shall not be binding upon Landlord. For purposes of this Lease, the term “Letter of Credit” shall mean an irrevocable commercial letter of credit in the amount of $171,376.00 issued by a bank reasonably acceptable to Landlord, and being substantially in a form and substance reasonably acceptable to Landlord. All costs and expenses in connection with the issuance of the Letter of Credit, including the fees and expenses of the issuing bank, shall be borne and paid for solely by Tenant. At such time as the Lease term and/or Tenant’s obligations hereunder shall terminate, Landlord shall surrender the Letter of Credit for cancellation to the issuing bank. If the termination date of the Lease term shall not have occurred prior to the expiration date of the Letter of Credit delivered pursuant hereto, then, Tenant shall cause the issuing bank to deliver to Landlord a replacement letter of credit identical in all respects (except the expiration date) to the expiring Letter of Credit.

     (b) If any of the rents herein reserved or any other charges or sums payable by Tenant to Landlord shall be overdue and unpaid beyond any applicable grace periods (being a default as defined in this Lease), or should Landlord make payments on behalf of Tenant, or should Tenant fail to perform any of the terms of this Lease, then Landlord may, at its option, and without prejudice to any other remedy which Landlord may have on account thereof, appropriate and apply the Security Deposit or so much thereof as may be reasonably necessary to compensate Landlord toward the payment of the rents, charges or other sums due from Tenant, or towards any loss, damage or expense sustained by Landlord resulting from such default on the part of Tenant; and in such event Tenant shall forthwith upon demand restore the Security Deposit to the amount required to be deposited. If Tenant shall fully and faithfully comply with all of the terms, covenants and conditions of this Lease, the Security Deposit shall be returned in full to Tenant following the termination of this Lease and the surrender of the Premises by Tenant in compliance with the provisions of this Lease.
     (c) In the event any bankruptcy, insolvency, reorganization or other creditor-debtor proceedings shall be instituted by or against Tenant, or it successors or assigns, if any, the Security Deposit shall be deemed to be applied first to the payment of any rents and/or other charges due Landlord for all periods prior to the institution of such proceedings and the balance, if any, of the Security Deposit may be retained by Landlord in partial liquidation of the Landlord’s damages.
     (d) Landlord shall deliver the Security Deposit to the purchaser of Landlord’s interest in the Building in the event that such interest be sold or transferred, and thereupon Landlord shall be discharged and released from all further liability with respect to the Security Deposit or the return thereof to Tenant. Tenant shall look solely to the new landlord for the return of the Security Deposit, and this provision shall also apply to any subsequent transferees. No holder of a mortgage or deed of trust or lessor under a ground or underlying lease to which this Lease is or may be superior or subordinate shall be responsible for the Security Deposit, unless such mortgagee or holder of such deed of trust or lessor shall have actually received the Security Deposit.
     Section 36.02. Provided there has been no history of monetary default by Tenant, nor any existing default, the Security Deposit shall be reduced by $28,562.67 on the first day of the third Lease year, and on each anniversary thereafter.
ARTICLE 37
Tenant’s Option to Extend Term
     Section 37.01. Provided that Tenant is not then in default under the terms of this Lease beyond any applicable cure periods, Tenant may, at Tenant’s option, extend the term of this Lease for an additional period of five (5) years (the “Extended Term”) commencing on the date following the expiration of the initial term, such option to be exercised by Tenant giving formal written notice thereof to Landlord by United States registered or certified mail, return receipt requested, not later than nine (9) months prior to the expiration of the initial term, TIME IS OF THE ESSENCE. If Tenant fails to give said notice as above provided, it shall be deemed without further notice or agreement between the parties hereto that Tenant elected not to exercise said option. If Tenant timely exercises its option to extend the term, then if this Lease shall be in full force and effect on the last day of the initial term, this Lease shall be extended for a period of five (5) years commencing on the date following the expiration of the initial term. Except as hereinafter provided, the Extended Term shall be upon all the covenants, agreements, terms, provisions and conditions of this Lease (except such covenants, agreements, terms, provisions and conditions of this Lease as shall be inapplicable or irrelevant).
     (a) During the Extended Term, the annual rental shall be the greater of (i) the Fixed Rent in effect during the last year of the initial term plus the additional rent as provided in Articles 24 and 26 at the then current rates by reason of the then current operating expenses of the Building and then current electrical consumption by Tenant; or (ii) the fair rental value of the Premises as determined pursuant to this Article.
     (b) The fair rental value of the Premises to be determined in fixing the rental for the Extended Term, by agreement of the parties, shall be based upon the fair rental value of the Premises as of the end of the initial term. There shall be taken into account the then current rentals and terms of comparable space in the Building and in comparable buildings in the same rental area, except that consideration shall also be given to any special features of the Building and other buildings such as floor sizes, hours of operation of building services, and special amenities and due consideration shall be given for no concessions, no additional tenant improvements or no tenant’s allowance.
     (c) Landlord shall notify Tenant at least two hundred seventy (270) days prior to the expiration of the initial term of Landlord’s determination of fair rental. If Landlord and Tenant cannot agree at least one hundred eighty (180) days prior to the expiration of the initial term as to the fair rental, then in such event either party may elect to have such rent determined by appraisal in the manner set forth in paragraph (d) below.
     (d) In the event that Landlord and Tenant are unable to agree as to the fair rental value on the effective commencement date of the term applicable thereto, such fair rental value shall be determined by appraisal as follows:
     (i) Tenant shall appoint a disinterested person who is an MAI appraiser with at least ten (10) years’ experience in appraising major office buildings (and their rental values) in the State of Connecticut as an appraiser on its behalf and shall notify Landlord as to the name of the person so appointed. Within fifteen (15) days after the giving of said notice, Landlord shall, by notice to Tenant, appoint a second disinterested person possessing like qualifications as the appraiser on its behalf. If the appraisers thus appointed cannot reach agreement on the fair market annual rental value within thirty (30) days after the appointment of the second appraiser, then the two appraisers thus appointed shall appoint a third disinterested person possessing the aforesaid qualifications and such third appraiser shall alone determine the question presented as promptly as possible, provided that if the fair market annual rental value determined by such third appraiser shall exceed the higher of the annual rental value determinations of the first and second appraisers or shall be less than the lower of such annual rental value determinations, then the determination of such third appraiser shall be disregarded and the appraisal next closest in amount to such third appraisal shall instead determine said fair rental value.
     (ii) Tenant and Landlord shall be entitled to present evidence and arguments to the appraisers(s).
     (iii) The appraisers or appraiser, as the case may be, shall be required to give written notice to Tenant and Landlord stating their or his determination, and shall furnish to Tenant and Landlord a signed copy of such determination.
     (iv) Tenant and Landlord shall pay the costs and expenses of the appraiser appointed by it and one half of the other expenses of the appraisal procedure incurred hereunder.
     (e) In the event that the fair rental value has not been determined as hereinabove provided by the commencement of the Extended Term, then Tenant shall pay the amount provided for in Section 37.0 1a(i), and after the determination of such fair rental value as herein provided, Tenant shall make any further payments to Landlord as a result of such determination.
ARTICLE 38
Right of First Offer
     Section 38.01. If at any time during the initial Term of this Lease, the space on the Third Floor of the Building (currently under lease or sublease with Media Space, Inc. with an expiration date of December 31, 2002 consisting of either 3,800 s.f. or 2,400 s.f. or both (as shown on Exhibit D attached hereto) becomes available for leasing (the “Option Space”), then, and provided Tenant is not then in default under the terms of this Lease, Landlord shall grant to Tenant a ten (10) business day right of first offer for such Option Space and Tenant shall accept Landlord’s offer in writing within ten (10) business days of receipt of such written offer. If Landlord and Tenant are unable to mutually agree in writing on all of the terms for a lease (rental to be the fair rental value as defined in Article 37 hereof) of the Option Space within five (5) business days after receipt of notice by Landlord of Tenant’s notice accepting Landlord’s offer, Landlord shall be free to offer such space to any third party and to conclude a leasing transaction with any third party upon any terms and conditions which Landlord deems appropriate, and Tenant shall have no further rights as to said offered space, unless the terms upon which Landlord offered such space to Tenant become materially more favorable, in which case, Tenant shall again have its right of first offer in accordance with the provisions of this paragraph.
     IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

WITNESS:	MERRITT 7 VENTURE L.L.C.

By:

Bruce G. Morrison

	By:	/s/ John P. Crosby

John P. Crosby

HARRIS INTERACTIVE, INC.

	By:	/s/ Lynn Siverd

Lynn Siverd
Its Vice President, duly authorized

STATE OF NEW YORK	)
) ss:
COUNTY OF	)
     On this ___day of                     , 2001, before me, personally appeared Bruce G. Morrison who acknowledged himself to be a Member of the Executive Committee of MERRITT 7 VENTURE L.L.C., a Delaware limited liability company, and that he as such Member of the Executive Committee being authorized so to do, executed the foregoing instrument for the purpose therein contained, by signing the name of the company by himself as a Member of the Executive Committee.
     IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public
My commission expires:

STATE OF CONNECTICUT	)
) ss: Norwalk
COUNTY OF FAIRFIELD	)
     On this 27th day of March, 2001, before me, personally appeared John P. Crosby who acknowledged himself to be a Member of the Executive Committee of MERRITT 7 VENTURE L.L.C., a Delaware limited liability company, and that he as such Member of the Executive Committee being authorized so to do, executed the foregoing instrument for the purpose therein contained, by signing the name of the company by himself as a Member of the Executive Committee.
     IN WITNESS WHEREOF, I hereunto set ray hand and official seal.

/s/ [ILLEGIBLE]

Commissioner of the Superior Court

STATE OF CT	)
) ss: Norwalk
COUNTY OF FAIRFIELD	)
     On this 27th day of March. 2001, before me, personally appeared Lynn Siverd who acknowledged herself to be the Vice President of HARRIS INTERACTIVE, INC., a corporation, and that she as such Vice President being authorized so to do, executed the foregoing instrument for the purpose therein contained, by signing the name of the corporation by herself as Vice President.
     IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ [ILLEGIBLE]

Commissioner of the Superior Court

EXHIBIT A

10,711 rsf
10,711 rsf
MERRITT 7 CORPORATE PARK
101 MERRITT 7
NORWALK, CONNECTICUT
FLOOR THREE

EXHIBIT C
CLEANING SPECIFICATIONS
DAILY:
Sweep, dry mop or vacuum all floor areas of resilient wood or carpet, remove matter such as gum and tar which has adhered to the floor.
Empty all ashtrays and waste baskets and remove all trash.
Spot wash to remove major smudges, marks and fingerprints from such areas as walls, equipment, doors, partitions and light switches within reach.
Damp mop all non-resilient floors.
WEEKLY:
Spot clean carpet stains.
Spot wash interior partition glass and door glass to remove smudge marks.
MONTHLY:
Scrub resilient floor areas using buffable non-slip type floor finish.
Clean all interior glass, both sides.
QUARTERLY:
High dust all horizontal and vertical surfaces not reached in nightly cleaning.
Wash vertical terrazzo or marble surfaces.
Damp wash such items, including surrounding wall or ceiling areas, that are soiled.
SEMI-ANNUALLY:
Vacuum drapes.
Dust all storage shelves and damp mop floor areas.
Wash all interior surface of exterior glass.
Refinish resilient floor areas using buffable non-slip floor finish.

EXHIBIT D

3,850 s.f.
2,400 s.f.

MERRITT 7 CORPORATE PARK
101 MERRITT 7
NORWALK, CONNECTICUT
FLOOR THREE

RULES AMD REGULATIONS
     To the extent the provisions of these Rules and Regulations conflict with the provisions of the Lease, the provisions of the Lease shall control.
     1. The sidewalks, driveways, entrances, passages, courts, lobby, esplanade areas, plaza, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress to and from the Premises (although the esplanade and other outdoor Common Areas may be used for outdoor smoking), and Tenant shall not permit any of its employees, agents or invitees to loiter in any of said areas (except for outdoor smoking). No door mat of any kind whatsoever shall be placed or left in any public hall or outside any entry door of the Premises.
     2. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens that are visible from the exterior of the Premises or Building shall be attached to or hung in, or used in connection with, any window or door of the Premises, without the prior written consent of Landlord (including the manner of hanging or attachment).
     3. No sign, insignia, advertisement, object, notice or other lettering shall be exhibited, inscribed, painted or affixed by any tenant either (a) on any part of the outside of the Building, or (b) inside of the Common Areas, or (c) outside of the Premises, without in each such case the prior written consent of Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove the same without any liability, and may charge the expense incurred in such removal to the tenant or tenants violating this rule. Interior signs in Common Areas of the Building (if and when approved by Landlord), and lettering on doors and directory tablets shall be inscribed, painted or affixed for each tenant by Landlord at the reasonable expense of such tenant, and shall be of a size, color and style which matches Building standard or is otherwise reasonably acceptable to Landlord.
     4. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by any tenant, nor shall any bottles, parcels, or other articles be placed on the window sills or on the peripheral air-conditioning enclosures.
     5. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules.
     6. The water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other substances shall be thrown or deposited therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have, caused the same. Except as specified in Landlord’s cleaning specifications, any cuspidors or containers or receptacles used as such in the Premises shall be emptied, cared for and leaned by and at the expense of Tenant.

     7. No tenant shall mark, paint, drill into, or in any way deface any part of the Premises or the Building. No borings or cuttings shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct. Subject to the foregoing, Tenant may install and hang normal office decorations and cabinetry in the Premises.
     8. No bicycles, vehicles, birds or animals of any kind (except fish) shall be brought into or kept in or about the Premises. However, this prohibition shall not apply to dogs which are assisting visually impaired personnel or which may be utilized for detecting illegal drugs or explosives.
     9. No noise, including, but not limited to, music or other playing of musical instruments, recordings, radio or television, which, in the judgment of Landlord, might disturb other tenants in the Building, shall be made or permitted by any tenant. Nothing shall be done or permitted in the Premises by any tenant which would impair or interfere with The use or enjoyment by any other tenant of any other space in the Building.
     10. No tenant nor any of tenant’s servants, employees, agents, visitors or licensees shall at any time bring or keep upon the Premises any inflammable, combustible or explosive fluid, chemical or substance, except in small quantities as may be required for the proper operation, maintenance and/or cleaning of customary office equipment, provided Tenant shall comply with any and all laws and regulations governing usage and disposal of same.
     11. Additional locks or bolts of any kind which shall not be operable by the Grand Master Key for the Building shall not be placed upon any of the doors or windows by any tenant, nor shall any changes be made in locks or the mechanism thereof which shall make such locks inoperable by said Grand Master Key. Each tenant shall, upon the termination of its tenancy, rum over to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys furnished by Landlord, such tenant shall pay to Landlord the cost thereof.
     12. The removal or delivery of furniture or extra-large or heavy items which may interfere with the use and occupancy of the Building by other tenants, or with their access to their respective leased premises, must take place during such hours and in such elevators as Landlord or its Agent may reasonably determine from time to time. Landlord reserves the right to inspect all objects and matter to be brought into the Building and to exclude from the Building all objects and matter which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. Landlord may require any person leaving the Building with any package or other object or matter to submit a pass, listing such package or object or matter is being removed, but the establishment and enforcement of such requirement shall not impose any additional responsibility on Landlord for the protection of any tenant against the removal of property from the premises of such tenant. Landlord shall in no way be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the Premises or the Building under the provisions of this Rule 12 or Rule 16 hereof.
     13. Tenant shall not occupy or permit any portion of the Premises to be occupied as an office for a public stenographer or public typist, or for the storage, manufacture, or sale of liquor,

narcotics, dope, tobacco in any form, or as a barber, beauty or manicure shop, or as a school, or as a hiring or employment agency. Tenant shall not engage or pay any employees on the Premises, except those actually working for Tenant on the Premises (excluding independent contractors). Tenant shall not use the Premises or any part thereof, or permit the Premises, or any part thereof to be used for manufacturing or for the sale at auction of merchandise, goods or property of any kind.
     14. No tenant shall obtain, purchase or accept for use in the Premises catering, ice, water cooler, towel service, barbering, boot blackening, special cleaning, floor polishing or other similar services from any persons not expressly authorized by Landlord to furnish such service; provided, however, that such service may be furnished by an outside vendor or caterer in the event the vendors and/or caterers doing business at the Merritt 7 Corporate Park fail to bid competitive prices or rates for such services. Such services shall be furnished only during regular Business Hours, in the Premises, and under such reasonable regulations as may be fixed by Landlord. Notwithstanding the above, this prohibition shall not prevent Tenant from furnishing such services for its employees, guests, invitees and independent contractors, or prevent Tenant’s employees from bringing in lunch items and/or having coffee breaks.
     15. Landlord shall have the right to prohibit any advertising or identifying sign by any tenant which, in Landlord’s judgment, tends to impair the reputation of the Building or its desirability as a building for offices and upon written notice from Landlord, such tenant shall refrain from or discontinue such advertising or identifying sign.
     16. Landlord reserves the right to exclude from the Building during hours other than Business Hours (as defined in the foregoing Lease) all persons connected with or calling upon Tenant who do not present a pass to the Building signed by Tenant or whose entry Tenant does not approve in response to telephone inquiry from the front desk upon such person’s arrival at the Building. Tenant shall furnish Landlord with a facsimile of such pass. All persons entering and/or leaving the Building on weekends or Holidays or on non-Holiday weekends before or after Business Hours may, after a single notice from Landlord to Tenant, be required to sign a register. Tenant shall be responsible for all persons for whom it issues any such pass and shall be liable to Landlord for all acts or omissions of such persons.
     17. Tenant, before closing and leaving the Premises at any time, shall see that all operable windows are closed and lights are turned out. All entrance doors in the Premises shall be left locked by Tenant when die Premises are not in use. Entrance doors shall not be left open at any time.
     18. Unless Landlord shall furnish electrical energy hereunder as a service included in the rent, Tenant shall, at Tenant’s expense, provide artificial light and electrical energy for the employees of Landlord and/or Landlord’s contractors while doing janitor service or other cleaning in the Premises and while making repairs or alterations in the Premises.
     19. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.
     20. The requirements of tenants will be attended to only upon notice to Landlord’s managing agent and, if Landlord or its managing agent requests, upon execution and submission or written application or purchase order. Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from Landlord.
     21. Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.
     22. There shall not be used in any space, or in the public halls of the Building, either by any tenant or by any others, in the moving or delivery or receipt of safes, freight, furniture, packages, boxes, crates, paper, office material, or any other matter or thing, any hand trucks except those equipped with rubber tires, side guards and such other safeguards as Landlord shall require.
     23. Tenant shall not cause or permit any odors of cooking or other processes or any unusual or objectionable odors to emanate from the Premises in disturbance of other tenants or which creates a public or private nuisance. No cooking shall be done in the Premises except as is expressly permitted in the foregoing Lease.
     24. Landlord reserves the right to rescind, alter or waive any rule or regulation at any time prescribed for the Building when, in its judgment, it deems it necessary or desirable for the reputation, safety, care or appearance of the Building, or the preservation of good order therein, or the operation or maintenance of the Building, or the equipment thereof, or the comfort of tenants or others in the Building. No rescission, alteration or waiver of any rule or regulation in favor of one tenant shall operate as a rescission, alteration or waiver in favor of any other tenant.
     25. The parking areas servicing the Building, including but not limited to any reserved spaces of Tenant, shall not be used for storage of vehicles or long-term parking of vehicles; it being the intention that Tenant’s use of said parking areas is to be directly related to Tenant’s use of Premises as said use is permitted by the terms of its Lease. Landlord reserves the right to cause the removal, by towing, of vehicles in violation of this parking rule, it being understood and agreed by Tenant that Landlord’s right to tow illegally parked vehicles is hereby noticed to Tenant and no notice of Landlord’s right to tow illegally parking vehicles by signage need be posted on the Land or the Building. All costs of the towing of illegally parked cars shall be borne by Tenant and shall be deemed additional rent.